Recipient: ____ **Memorandum No.: _______**

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

MINIMUM: $3,500,000
MAXIMUM: $5,000,000

3,500,000 to 5,000,000 UNITS
(Each Unit Composed of
1 Share of Common Stock,
1/2 "A" Warrant to Purchase 1 Share of Common Stock at $1.50 per share, and
1/2 "B" Warrant to Purchase 1 Share of Common Stock at $2.00 per share)

OFFERING PRICE: $1.00 PER UNIT

MINIMUM INVESTMENT:
$100,000

NEURALSTEM, INC.

A DELAWARE CORPORATION

9700 Great Seneca Highway
Rockville, Maryland 20850

December 30, 2005

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

NEURALSTEM, INC.

A DELAWARE CORPORATION

MINIMUM OFFERING: $3,500,000
MAXIMUM OFFERING: $5,000,000

(3,500,000 TO 5,000,000 UNITS, WITH EACH UNIT BEING COMPRISED OF
1 SHARE OF COMMON STOCK
1/2 "A" WARRANT TO PURCHASE A SHARE OF COMMON STOCK AT $1.50 PER SHARE, AND
1/2 "B" WARRANT TO PURCHASE A SHARE OF COMMON STOCK AT $2.00 PER SHARE)
MINIMUM INDIVIDUAL INVESTMENT: $100,000

THESE INTERESTS INVOLVE A HIGH DEGREE OF RISK AND EACH PROSPECTIVE INVESTOR SHOULD REVIEW CAREFULLY THE RISK FACTORS SET FORTH AT PAGE 4 OF THIS OFFERING MEMORANDUM.

	PRICE TO SUBSCRIBERS(1)	SALES COMMISSION(2)	PROCEEDS TO COMPANY(3)
Per Unit	$ 100,000	$ 9,000	$ 91,000
Total Minimum	$ 3,500,000	$ 315,000	$ 3,185,000
Total Maximum	$ 5,000,000	$ 450,000	$ 4,550,000

(1) Each Subscription shall be payable in cash at the time an investor delivers the Subscription Agreement to the Company. The offering described in this Memorandum (the "Offering") will continue until February 28, 2006 unless terminated earlier by the Company or extended by the Company for an additional period of 30 days at the option of the Company or until completion of the Offering, whichever is sooner.

(2) The Units are being offered for sale on a best efforts basis for a minimum of $3,500,000 (the "Minimum Amount") and a maximum of $5,000,000 (the "Maximum Amount"). T.R. Winston & Company, LLC ("T.R. Winston"), an NASD-registered broker-dealer, and/or other registered broker-dealers selected by T.R. Winston as selling agents (each, a "Selling Agent") will be entitled to a cash commission of an aggregate of 9% of the sales price of each Unit sold. Any commissions will reduce the proceeds available to the Company. There is no firm commitment for the sale of any Units. Since there is no firm commitment with respect to the sale of Units, the Company cannot state how many, if any, Units will be sold. In addition, T.R. Winston and/or the Selling Agents are entitled to receive warrants to purchase shares of the Company's common stock in an amount equal to 8% of the aggregate number of shares included in the Units, to include shares that would result from exercise of the warrants. These Warrants shall be exercisable at a price equal to $1.10 per share for a period of 5 years following closing of the Offering. T.R. Winston and/or Selling Agents are also entitled to receive a commission on funds raised by the Company from the exercise of the warrants included as part of the Units. Selling Agents may receive lesser commissions and/or warrant amounts pursuant to agreements with T.R. Winston.

(3) The net proceeds to the Company are determined after deducting a maximum commission of 9% of the Offering price, but before deducting Offering expenses for legal fees, accounting fees, transfer agent fees and printing costs. The legal fees associated with this Offering have been pre-paid by the Company and are therefore not deducted from the net proceeds. All funds received will be paid directly to the Company from escrow.

THE DATE OF THIS MEMORANDUM IS DECEMBER 30, 2005.

SPECIAL NOTICES TO INVESTORS

THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM (THIS "MEMORANDUM") HAS BEEN PREPARED SOLELY FOR THE INFORMATION OF THOSE QUALIFIED PERSONS SELECTED TO REVIEW THE PROPOSED PRIVATE PLACEMENT OF THE UNITS OFFERED HEREBY. SUCH UNITS WILL NOT BE SOLD TO ANY PROSPECTIVE SUBSCRIBER UNLESS AND UNTIL REASONABLE STEPS HAVE BEEN TAKEN TO DETERMINE THAT THE SUBSCRIBER, ALONE OR WITH A PURCHASER REPRESENTATIVE, HAS THE REQUISITE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE ABLE TO EVALUATE THE MERITS AND RISKS OF THEIR PROPOSED INVESTMENT. THE COMPANY AND T.R. WINSTON MAY REJECT ANY SUBSCRIPTION FOR UNITS AT ANY TIME PRIOR TO CLOSING, FOR ANY REASON OR NO REASON.

EACH RECIPIENT HEREOF AGREES BY ACCEPTING THIS MEMORANDUM THAT THE INFORMATION CONTAINED HEREIN IS OF A CONFIDENTIAL NATURE AND THAT SUCH RECIPIENT WILL TREAT SUCH INFORMATION IN A STRICTLY CONFIDENTIAL MANNER AND THAT SUCH RECIPIENT WILL NOT, DIRECTLY OR INDIRECTLY, DISCLOSE OR PERMIT ITS AFFILIATES OR REPRESENTATIVES TO DISCLOSE, ANY INFORMATION TO ANY OTHER PERSON OR ENTITY, OR REPRODUCE SUCH INFORMATION, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. THE RECIPIENT OF THIS MEMORANDUM FURTHER AGREES TO USE THE INFORMATION SOLELY FOR THE PURPOSE OF ANALYZING THE DESIRABILITY OF AN INVESTMENT IN THE COMPANY TO SUCH RECIPIENT AND FOR NO OTHER PURPOSE WHATSOEVER. ALL PROSPECTIVE SUBSCRIBERS ARE REQUIRED TO RETURN THIS MEMORANDUM, TOGETHER WITH ALL OTHER OFFERING DOCUMENTS, IF NO PURCHASE IS CONSUMMATED OR UPON THE REQUEST OF THE COMPANY.

NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE SHOWN HEREON.

NOTHING IN THIS MEMORANDUM SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL AND ACCOUNTANT WITH RESPECT TO LEGAL, TAX, AND RELATED MATTERS CONCERNING ANY INVESTMENT IN THE UNITS OFFERED HEREBY.

THE INFORMATION SET FORTH HEREIN HAS BEEN OBTAINED FROM SOURCES WHICH ARE BELIEVED TO BE RELIABLE, BUT IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS. NEITHER THE COMPANY, T.R. WINSTON, ANY SELLING AGENT NOR ANY OTHER PERSON OR ENTITY MAKES ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, AND POTENTIAL INVESTORS SHOULD NOT RELY ON ANYTHING CONTAINED IN THIS MEMORANDUM AS REPRESENTING A PROMISE OR REPRESENTATION AS TO ANY EXISTING STATE OF FACT OR ANY FUTURE PERFORMANCE OR EVENTS NEITHER THE DELIVERY OF, NOR ANY SALE UNDER, THIS MEMORANDUM WILL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS OR THAT THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CORRECT AS OF ANY OTHER DATE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OTHER THAN THAT CONTAINED IN THIS MEMORANDUM, AND INFORMATION NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

THE OFFER CONTAINED IN THIS MEMORANDUM SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, AND SHALL CONSTITUTE AN OFFER ONLY TO THE DESIGNATED RECIPIENT OF THIS SEQUENTIALLY NUMBERED MEMORANDUM.

* * * * * * * * *

SPECIAL NOTICES CONCERNING SECURITIES LAWS

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE UNITS OR OTHER SECURITIES OFFERED HEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE UNITS WILL BE OFFERED AND SOLD ONLY TO A LIMITED NUMBER OF QUALIFIED INVESTORS UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, IN ACCORDANCE WITH REGULATION D (17 CFR SECTION 230.501-504) PROMULGATED THEREUNDER AND UNDER THE EQUIVALENT SECTIONS OF APPLICABLE STATE SECURITIES ACTS. IT IS THE PURPOSE OF THOSE ACTS TO AFFORD RIGHTS TO INVESTORS WHO, AS HERE, WILL NOT PARTICIPATE IN THE MANAGEMENT OF THEIR INVESTMENT BY REQUIRING FULL DISCLOSURE TO INVESTORS OF THE NATURE AND RISKS OF THE INVESTMENT, BY LIMITING THE NUMBER AND QUALIFICATION OF INVESTORS, BY ESTABLISHING (IN THE CASE OF CERTAIN STATES) EQUITABLE STANDARDS FOR THE OFFERING AND BY PROVIDING REMEDIES FOR BREACHES OF THOSE ACTS.

THE UNITS AND THE SECURITIES COMPRISING THE UNITS CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY INVESTOR TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE LAWS OF THE STATE OR JURISDICTION WHERE SOLD, TRANSFERRED OR DISPOSED OF, UNLESS SUCH SALE, TRANSFER OR DISPOSITION SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION. POTENTIAL INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ANY SALE, TRANSFER OR DISPOSITION OF THESE SECURITIES BY AN INVESTOR WILL NORMALLY REQUIRE THE CONSENT OF COUNSEL SATISFACTORY TO THE COMPANY.

TABLE OF CONTENTS

SUMMARY

The following is a summary of certain information contained in this Memorandum. This summary is intended only for quick reference and is not intended to be complete. Therefore, this summary is qualified in its entirety by the detailed information found in the remainder of this Memorandum.

The Company

Neuralstem, Inc. ("Neuralstem", or the "Company"), founded in 1996, and incorporated in 1997 in Delaware, is developing treatments for diseases of the central nervous system ("CNS") utilizing its patented human neural stem cell technology. Major CNS diseases include spinal cord injuries, Amyotrophic lateral sclerosis ("ALS," often referred to as "Lou Gehrig's disease"), stroke, cerebral palsy, multiple sclerosis, epilepsy, Parkinson's disease, Huntington's Disease, Alzheimer's Disease and lysosomal diseases. The Company's patented technology allows for the isolation of neural stem cells from various areas of the brain and spinal cord, the *in vitro* expansion of each cell to a billion billion times (60 doublings or 10^{18}), and the controlled differentiation of cells into mature, physiologically relevant human neurons and glia.

The transplantation of human neural stem cells to treat currently incurable diseases represents the Company's principal line of business. The Company has worked to optimize its tissue acquisition and regulatory consent procedures, has demonstrated that it can grow its cells in a robust and reproducible manner, and has recently demonstrated with proof of principle data that it can reverse the paralysis created in the rodent model of Ischemic Spastic Paraplegia ("ISP"), . During 2006, the Company plans to file an investigational new drug application ("IND") for its stem cell therapy, and, upon its approval, commence human clinical trials for the indication of ISP.

Using the Company's proprietary, patented human neural stem cells, the Company has conducted its own drug discovery program funded primarily by the U.S. Department of Defense, and has produced a group of lead neurogenic compounds. These lead compounds have demonstrated both neurogenic and/or neuroprotective potency in both *in vitro* and *in vivo* tests. The Company has out-licensed these compounds for further development toward various CNS diseases. This license includes both royalty and milestone payments as these compounds make their way through the clinical trial process to commercialization.

The Company's scientific founder and current Chairman and Chief Scientific Officer is Karl Johe, Ph.D. Dr. Johe created the foundation for the Neuralstem technology while employed at the National Institute of Neurological Disorders and Stroke (NINDS) in the National Institute of Health (NIH). The Company's other current employee is Richard Garr, its President, CEO, and a co-founder who concentrates on regulatory matters, intellectual property and financial operations, as well as business development matters.

Neuralstem maintains offices at 9700 Great Seneca Highway, Rockville, Maryland 20850. For more information on the history of the Company, please see "Business of the Company -- Historical Overview" below. Also, certain technical and other terms are defined in the Glossary appearing at the back of this Memorandum.

The Offering

<u>**Units Offered**</u>

Minimum Amount of 3,500,000 Units/Maximum of Amount 5,000,000 Units. Each Unit is composed of:

- 1 share of the common stock of Neuralstem,
- 1/2 "A" Warrant for the purchase of a share of common stock of Neuralstem at an exercise price of $1.50 per share, and
- 1/2 "B' Warrant for the purchase of a share of common stock at a price of $2.00 per share.

	Each warrant is exercisable for a period of five (5) years from the date of purchase. Under certain market conditions, each of these warrants may be redeemed by the Company. See "Description of the Securities."
Terms of the Offering	Investors must pay the amount subscribed to in this Memorandum and the associated Subscription Agreement by check or wire transfer at the time of subscription. See "Plan of Distribution" and "Conduct of the Offering."
Who May Invest	The Units are being offered solely pursuant to this Memorandum only to "accredited investors" (as defined under applicable securities laws) who meet the suitability standards set forth below. The Company and T.R. Winston, an NASD-registered broker-dealer who is acting as the Company's lead placement agent for this Offering, may reject any subscription for Units at any time prior to closing for any reason or no reason. See "Investor Suitability."
Plan of Distribution	The Offering is being conducted on a "best-efforts"/mini-max basis. All proceeds from the Offering will be paid into an escrow account established at Signature Bank until the Minimum Amount of $3,500,000 is achieved, and an initial closing of the Offering is consummated, at which point the proceeds, net of commissions, will be delivered to the Company. Until the Maximum Amount is reached or the Offering is terminated, the Company and T.R. Winston may conduct multiple closings of the Offering. S.W. Bach & Company has been retained by T.R. Winston to act as a selected dealer in the Offering.
Use of Proceeds	Proceeds from this Offering will be used principally for the further development of the Company's projects, for the expansion and implementation of the Company's marketing strategy and for general working capital. See "Use of Proceeds."
Securities Outstanding	The Company presently has 19,520,875 shares of common stock issued and outstanding. Upon completion of this Offering at the Maximum Amount, a total of 5,000,000 new shares will have been issued (excluding any potential exercises of warrants) and 24,520,875 shares would then be outstanding. If less than the Maximum Amount is sold, then correspondingly fewer shares will be issued after the Offering has closed. See "Description of Securities."
Risk Factors	Although the Company's principals have significant experience in the scientific research industry, the Company itself, since inception in 1997, has had limited operations and has incurred significant losses. The Company currently has negative stockholders' equity, does not generate any revenue and is not currently profitable and no assurances can be given that revenues will be generated as currently anticipated or that the Company will ever become profitable. Consequently, an investment in the Company is highly speculative and risky. Investors will suffer substantial dilution in the book value per share of the Common Stock compared to the purchase price. In seeking to continue its current operations and business, the Company could incur additional substantial losses, and require further funding for which it presently has no commitments. No person should invest in the Company who cannot afford to risk loss of the entire investment. See "Risk Factors."

Sales Agents

The Units are being offered for sale on a best efforts basis for the Minimum Amount of $3,500,000 and a Maximum Amount of $5,000,000. T.R. Winston, an NASD-registered broker-dealer, and/or other Selling Agents will be entitled to a maximum cash commission of an aggregate of 9% of the sales price of each Unit sold. Any commissions will reduce the proceeds available to the Company. There is no firm commitment for the sale of any Units. Since there is no firm commitment with respect to the sale of Units, the Company cannot state how many, if any, Units will be sold. In addition, T.R. Winston and/or the Selling Agents are entitled to receive warrants to purchase shares of the Company's common stock in an amount equal to a maximum of 8% of the aggregate number of shares underlying the Units, which may include shares resulting from exercise of the warrants. These Warrants shall be exercisable at a price equal to $1.10 per share for a period of 5 years following closing of the Offering. T.R. Winston and/or Selling Agents are also entitled to receive a commission on funds raised by the Company from the exercise of the warrants included as part of the Units. Selling Agents may receive lesser commissions and/or warrant amounts pursuant to agreements with T.R. Winston.

Summary Financial Information

As of:	**December 31, 2004 (audited)**	**September 30, 2005 (unaudited)**
Total Assets	$ 187,417	$ 610,808
Total Tangible Assets	$ 171,437	$ 601,170
Total Liabilities	$1,063,738	$ 1,826,218
Stockholders' Equity	$ (876,321)	$(1,215,410)
Net Tangible Book Value	$ (892,301)	$(1,225,048)

Recent Developments

On September 15, 2005, the Company concluded a private placement which raised $636,000, selling 1,276,000 shares at $0.50 per share. Representatives of the placement agents for this Offering or their affiliates participated in the September financing. During December 27 and 28, 2005, options outstanding for 1,000,000 shares, at $0.50 per share, were exercised, and the Company received a total of $500,000. References herein to existing equity positions and dilution have not been modified to reflect changes after September 30, 2005.

INVESTOR SUITABILITY STANDARDS

There is currently no public market for the common stock of the Company and no assurance that there will be a public market in the future. The Units are being offered pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the "1933 Act"), which provides that the shares and warrants included in the Units will be "restricted securities" (i.e., securities which may not be publicly resold without registration under the Act, or compliance with Rule 144 promulgated thereunder) or under Regulation S, which is available only for foreign purchasers (non-U.S. citizens). An investor may not be able to liquidate his investment readily or at all and may have to bear the risk of investment for an indefinite period of time. Therefore, the purchase of the Units is suitable only for persons who: (a) do not need to sell the Units in the foreseeable future, and (b) have sufficient net worth to risk loss of the entire investment. Every prospective investor should be aware that the Company has no obligation, nor does it intend, to repurchase the Units from investors in the event that, for any reason, an investor wishes to terminate their investment.

RISK FACTORS

THE PURCHASE OF THE UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR IS URGED TO CONSIDER CAREFULLY THE RISK FACTORS DISCUSSED BELOW, IN ADDITION TO THE RISKS SET FORTH ELSEWHERE IN THIS OFFERING MEMORANDUM, IN DETERMINING WHETHER AN INVESTMENT IN THE COMPANY SHOULD BE MADE AND IS APPROPRIATE FOR THEM.

Risks Relating to the Company's Stage of Development

Since the Company has a limited operating history and has significantly shifted its operations and strategies since inception, you cannot rely upon the Company's limited historical performance to make an investment decision. Since inception in 1996 and through September 30, 2005, the Company has raised an aggregate of slightly in excess of $25,000,000 in invested capital and recorded accumulated losses totaling $26,422,386. As of September 30, 2005, the Company had a working capital deficit of $1,324,550 and negative stockholder's equity of $1,215,410. The Company's ability to generate revenues and achieve profitability depends upon its ability to complete the development of its stem cell products, obtain the required regulatory approvals and manufacture, market and sell its products. In part because of the Company's past operating results, no assurances can be given that the Company will be able to accomplish all or any these goals.

Although the Company has generated some revenue to date, the Company has not generated any revenue from the commercial sale of its proposed stem cell products. Since inception, the Company has engaged in several related lines of business and has discontinued operations in certain areas. For example, in 2002, the Company lost a material contract with the Department of Defense and was forced to close its principal facility and lay off almost all of its employees in an attempt to focus the Company's strategy on its stem cell technology. This limited and changing history may not be adequate to enable you to fully assess the Company's current ability to develop and commercialize its technologies and proposed products, obtain approval from the U.S. Food and Drug Administration ("FDA"), achieve market acceptance of its proposed products and respond to competition. No assurances can be given as to exactly when, if at all, the Company will be able to fully develop, commercialize, market, sell and derive material revenues from its proposed products in development.

The Company will need to raise additional capital to continue operations, and failure to do so would impair the Company's ability to fund operations, develop its technologies or promote its products. The Company's has relied almost entirely on external financing to fund operations. Such financing has historically come primarily from the sale of common and preferred stock and convertible debt to third parties and to a lesser degree from grants, loans and revenue from license and royalty fees. The Company anticipates, based on current proposed plans and assumptions relating to its operations (including the timetable of, and costs associated with, new product development) and financings the Company has undertaken prior to the date of this Memorandum, and the proceeds from this Offering, that its current working capital will be sufficient to satisfy contemplated cash requirements for approximately 18 months, assuming that the Company does not engage in an extraordinary transaction or otherwise face unexpected events or contingencies, any of which could effect cash requirements. Thereafter, the Company will need to raise additional capital to fund anticipated operating expenses and future expansion. Among other things, external financing will be required to cover the further development of the Company's technologies and products and other operating costs. The Company cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. If additional financing is not available when required or is not available on acceptable terms, the Company may be unable to fund operations and planned growth, develop or enhance its technologies, take advantage of business opportunities or respond to competitive market pressures. Any negative impact on the Company's operations may make capital raising more difficult and may also result in a lower price for the Company's securities.

The Company may have difficulty raising needed capital in the future as a result of, among other factors, the Company's limited operating history and business risks associated with the Company. The Company's business currently generates limited amounts of cash which will not be sufficient to meet its future capital requirements. The Company's management does not know when this will change. The Company has expended and will continue to expend, including with the proceeds of this Offering, substantial funds in the research, development and clinical and pre-clinical testing of the Company's stem cell technologies and products. The Company will require additional funds to conduct research and development, establish and conduct clinical and pre-clinical trials, commercial-scale

manufacturing arrangements and to provide for the marketing and distribution. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable from any available source, the Company may have to delay, reduce the scope of or eliminate one or more of its research, development or commercialization programs or product launches or marketing efforts which may materially harm the Company's business, financial condition and results of operations.

The Company's long term capital requirements are expected to depend on many factors, including:

- continued progress and cost of its research and development programs;
- progress with pre-clinical studies and clinical trials;
- time and costs involved in obtaining regulatory clearance;
- costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;
- costs of developing sales, marketing and distribution channels and its ability to sell the Company's stem cell products;
- costs involved in establishing manufacturing capabilities for commercial quantities of its products;
- competing technological and market developments;
- market acceptance of its stem cell products;
- costs for recruiting and retaining employees and consultants; and
- costs for educating and training physicians about its stem cell products.

The Company may consume available resources, including the proceeds from this Offering, more rapidly than currently anticipated, resulting in the need for additional funding. The Company may seek to raise any necessary additional funds through the exercising of warrants, equity or debt financings, collaborative arrangements with corporate partners or other sources, which may be dilutive to existing stockholders or otherwise have a material effect on the Company's current or future business prospects. If adequate funds are not available, the Company may be required to significantly reduce or refocus its development and commercialization efforts.

The Company's additional financing requirements could result in dilution to existing stockholders. The additional financings which the Company will require may in the future be obtained through one or more transactions which will effectively dilute the ownership interests of stockholders. The Company has the authority to issue additional shares of common stock and preferred stock, as well as additional classes or series of ownership interests or debt obligations which may be convertible into any one or more classes or series of ownership interests. The Company is authorized to issue 80 million shares of common stock and 5 million shares of preferred stock. Such securities may be issued without the approval or other consent of the Company's stockholders.

Risks Relating to Intellectual Property and Government Regulation

The Company may not be able to withstand challenges to its intellectual property rights, such as patents, should contests be initiated in court or at the U.S Patent and Trademark Office. The Company relies on its intellectual property, including its issued and applied for patents, as the foundation of its business. The intellectual property rights of the Company may come under challenge, and no assurances can be given that, even though issued, the Company's current and potential future patents will survive claims commencing in the court system alleging invalidity or infringement on other patents. For example, in 2005, the Company's neural stem cell technology was challenged in the U.S. Patent and Trademark Office by a competitor. Although the Company prevailed in this particular matter upon re-examination by the patent office, these cases are complex, lengthy and expensive, and could potentially be adjudicated adversely to the Company, removing the protection afforded by an issued patent.

The viability of the Company's business would suffer if such patent protection were limited or eliminated. Moreover, the costs associated with defending or settling intellectual property claims would likely have a material adverse effect on the Company.

The Company may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions. Considerable research in the area of pharmaceuticals is being performed in countries outside of the United States, and a number of the Company's competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide protection for the Company's trade secrets and intellectual property adequate to prevent its competitors from misappropriating the Company's trade secrets or intellectual property. If the Company's trade secrets or intellectual property are misappropriated in those countries, the Company may be without adequate remedies to address the issue.

The Company relies on stem cell technologies that it may not be able to commercially develop, which will prevent the Company from generating revenues, operating profitably or providing investors any return on their investment. The Company has concentrated its research on its stem cell technologies, and the Company's ability to generate revenue and operate profitably will depend on it being able to develop these technologies for human applications. These are emerging technologies with, as yet, limited human applications. The Company cannot guarantee that it will be able to develop its stem cell technologies or that such development will result in products or services with any significant commercial utility. The Company anticipates that the commercial sale of such products or services, and royalty/licensing fees related to its technology, will be the Company's primary sources of revenues. If the Company is unable to develop its technologies, investors will likely lose their entire investment.

Inability to complete pre-clinical and clinical testing and trials will impair the viability of the Company. The outcome of pre-clinical, clinical and product testing of the Company's products is uncertain, and if the Company is unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, the Company will be unable to commercially produce its proposed products. Before obtaining regulatory approvals for the commercial sale of any potential human products, the Company's products will be subjected to extensive pre-clinical and clinical testing to demonstrate their safety and efficacy in humans. No assurances can be given that the clinical trials of the Company's products, or those of licensees or collaborators, will demonstrate the safety and efficacy of such products at all, or to the extent necessary to obtain appropriate regulatory approvals, or that the testing of such products will be completed in a timely manner, if at all, or without significant increases in costs, program delays or both, all of which could harm the Company's ability to generate revenues. In addition, the Company's proposed products may not prove to be more effective for treating disease or injury than current therapies. Accordingly, the Company may have to delay or abandon efforts to research, develop or obtain regulatory approval to market its proposed products. Many companies involved in biotechnology research and development have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could harm the Company's ability to generate revenues, operate profitably or produce any return on an investment in the Company.

The Company's products may not receive FDA approval, which would prevent the Company from commercially marketing its products and producing revenues. The FDA and comparable government agencies in foreign countries impose substantial regulations on the manufacture and marketing of pharmaceutical products through lengthy and detailed laboratory, pre-clinical and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these regulations typically takes several years or more and varies substantially based upon the type, complexity and novelty of the proposed product. The Company cannot yet accurately predict when it might first submit any Investigational New Drug, or IND, application to the FDA, or whether any such IND application would be granted on a timely basis, if at all, nor can the Company assure you that it will successfully complete any clinical trials in connection with any such IND application. Further, the Company cannot yet accurately predict when it might first submit any product license application for FDA approval or whether any such product license application would be granted on a timely basis, if at all. As a result, the Company cannot assure you that FDA approvals for any products developed by it will be granted on a timely basis, if at all. Any such delay in obtaining, or failure to obtain, such approvals could have a material adverse effect on the marketing of the Company's products and its ability to generate product revenue.

Potential and actual legislation and regulation related to the Company's business could limit its activities and ability to develop products for commercial sales, depriving the Company of its anticipated source of future revenues. Bills may be introduced in the U.S. Congress in the future aiming to prohibit the use or commercialization of certain pharmaceutical research methods or products resulting from them. If passed, such a bill could have a significant influence on the Company's ability to pursue its research, development and commercialization plans in the United States. Even though the Company's cells are not embryos or embryonic stem cells, any future or additional government-imposed restrictions in these or other jurisdictions with respect to use of embryos or human embryonic stem cells in research and development could have a material adverse effect on us, by, among other things:

- harming the Company's ability to establish critical partnerships and collaborations;
- delaying or preventing progress in the Company's research and development;
- limiting or preventing the development, sale or use of the Company's products; and
- causing a decrease in the price of the Company's stock.

Additionally, there has been much publicity about grant resources for stem cell research, including Proposition 71 in California, which is described more fully below. There is ongoing litigation in California that may delay, or prevent the sale of state bonds that would fund the activities contemplated by California voters. In addition, rules and regulations related to any funding that may ultimately be provided, the type of entity that will be eligible for funding, the science to be funded, and funding details have not been finalized. As a result of these uncertainties regarding Proposition 71, no assurances can be given that funding, if any, will be available to the Company under this program.

Because the Company or its collaborators must obtain regulatory approval to market its products in the United States and other countries, the Company cannot predict whether or when it will be permitted to commercialize its products. Federal, state and local governments and agencies in the United States (including the FDA) and governments in other countries have significant regulations in place that govern many of the Company's activities. The Company is or may become subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances used in connection with its research and development work. The preclinical testing and clinical trials of the products that the Company or its collaborators develop are subject to extensive government regulation that may prevent the Company from creating commercially viable products from its discoveries. In addition, the sale by the Company or its collaborators of any commercially viable product will be subject to government regulation from several standpoints, including manufacturing, advertising and promoting, selling and marketing, labeling, and distributing.

If, and to the extent that, the Company is unable to comply with these regulations, its ability to earn revenues will be materially and negatively impacted. The regulatory process, particularly in the biotechnology field, is uncertain, can take many years and requires the expenditure of substantial resources. Biological drugs and non-biological drugs are rigorously regulated. In particular, proposed human pharmaceutical therapeutic product candidates are subject to rigorous preclinical and clinical testing and other requirements by the FDA in the United States and similar health authorities in other countries in order to demonstrate safety and efficacy. The Company may never obtain regulatory approval to market its proposed products.

Risks Relating to Competition

The Company's competition includes both public and private organizations and collaborations among academic institutions and large pharmaceutical companies, most of which have significantly greater experience and financial resources than the Company does. The biotechnology and pharmaceutical industries are characterized by intense competition. The Company competes against numerous companies, many of which have substantially greater financial and other resources than it has. Several such enterprises have initiated cell therapy research programs and/or efforts to treat the same diseases targeted by the Company. Companies such as Geron Corporation, Genzyme Corporation, StemCells, Inc., Advanced Cell Technology, Inc., Aastrom Biosciences, Inc. and Viacell,

Inc., as well as others, have substantially greater resources and experience in the Company's fields than it does, and are well situated to compete with us effectively. Of course, any of the world's largest pharmaceutical companies represents a significant actual or potential competitor with vastly greater resources than the Company's.

Risks Relating to the Company's Reliance on Third Parties

The Company may depend on its collaborators to help it develop and test its proposed products, and its ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful. The Company's strategy for the development, clinical testing and commercialization of its proposed products may require that the Company enter into collaborations with corporate partners, licensors, licensees and others. If so, then the Company would be dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of its partners. The Company's collaborators may not cooperate with the Company or perform their obligations under its agreements with them. The Company cannot control the amount and timing of its collaborators' resources that will be devoted to the Company's research and development activities related to its collaborative agreements with them. The Company's collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with the Company.

Under agreements with collaborators, the Company may rely significantly on such collaborators to, among other things:

- design and conduct advanced clinical trials in the event that the Company reaches clinical trials;
- fund research and development activities with the Company;
- pay the Company fees upon the achievement of milestones; and
- market, with the Company, any commercial products that result from the collaborations.

The development and commercialization of potential products will be delayed if collaborators fail to conduct these activities in a timely manner or at all. In addition, the Company's collaborators could terminate their agreements with the Company and the Company may not receive any development or milestone payments. If the Company does not achieve milestones set forth in the agreements, or if the collaborators breach or terminate their collaborative agreements with the Company, the Company's business may be materially harmed.

The Company's reliance on the activities of its non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within the Company's control, may lead to delays in development of its proposed products. The Company relies extensively upon and has relationships with scientific consultants at academic and other institutions, some of whom conduct research at the Company's request, and other consultants with expertise in clinical development strategy or other matters. These consultants are not the Company's employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to the Company. The Company has limited control over the activities of these consultants and, except as otherwise required by its collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to its activities.

In addition, the Company has formed research collaborations with academic and other research institutions throughout the world. These research facilities may have commitments to other commercial and non-commercial entities. The Company has limited control over the operations of these laboratories and can expect only limited amounts of time to be dedicated to its research goals.

The Company also relies on other companies for certain process development or other technical scientific work. The Company has contracts with these companies that specify the work to be done and results to be achieved, but the Company does not have direct control over their personnel or operations. If any of these third parties are unable or refuse to contribute to projects on which the Company needs their help, its ability to generate advances in its technologies and develop its products could be significantly harmed.

General Risks Relating to the Company's Business

The Company may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome. The Company's business may bring it into conflict with its licensees, licensors, or others with whom it has contractual or other business relationships or with its competitors or others whose interests differ from the Company's. If the Company is unable to resolve those conflicts on terms that are satisfactory to all parties, the Company may become involved in litigation brought by or against it. That litigation is likely to be expensive and may require a significant amount of management's time and attention, at the expense of other aspects of the Company's business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require the Company to pay damages, enjoin it from certain activities, or otherwise affect its legal or contractual rights, which could have a significant adverse effect on its business.

The Company may not be able to obtain third-party patient reimbursement or favorable product pricing, which would reduce its ability to operate profitably. The Company's ability to successfully commercialize certain of its proposed products in the human therapeutic field may depend to a significant degree on patient reimbursement of the costs of such products and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations. The Company cannot assure you that reimbursement in the United States or foreign countries will be available for any products it may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, its products with a consequent harm to the Company's business. The Company cannot predict what additional regulation or legislation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such regulation or legislation may have on the Company's business. If additional regulations are overly onerous or expensive, or if health care related legislation makes its business more expensive or burdensome than originally anticipated, the Company may be forced to significantly downsize its business plans or completely abandon its business model.

The Company's products may be expensive to manufacture, and they may not be profitable if the Company is unable to control the costs to manufacture them. The Company's products may be significantly more expensive to manufacture than most other drugs currently on the market today. The Company would hope to substantially reduce manufacturing costs through process improvements, development of new science, increases in manufacturing scale and outsourcing to experienced manufacturers. If the Company is not able to make these, or other improvements, and depending on the pricing of the product, its profit margins may be significantly less than that of most drugs on the market today. In addition, the Company may not be able to charge a high enough price for any cell therapy product it develops, even if they are safe and effective, to make a profit. If the Company is unable to realize significant profits from its potential product candidates, its business would be materially harmed.

In order to secure market share and generate revenues, the Company's proposed products must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products. The Company's proposed products and those developed by its collaborative partners, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide not to accept and utilize these products. The products that the Company is attempting to develop represents substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any of the Company's developed products will depend on a number of factors, including:

- the Company's establishment and demonstration to the medical community of the clinical efficacy and safety of its proposed products;
- the Company's ability to create products that are superior to alternatives currently on the market;
- the Company's ability to establish in the medical community the potential advantage of its treatments over alternative treatment methods; and
- reimbursement policies of government and third-party payors.

If the health care community does not accept the Company's products for any of the foregoing reasons, or for any other reason, the Company's business would be materially harmed.

The Company depends on key personnel for its continued operations and future success, and a loss of certain key personnel could significantly hinder its ability to move forward with its business plan. Because of the specialized nature of the Company's business, the Company highly dependent on its ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities the Company conducts or sponsors. The loss of one or more certain key executive officers, or scientific officers, (including Richard Garr and/or Karl Johe), would be significantly detrimental to the Company. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to the Company's success. The Company does not maintain "key person" life insurance on the lives of Messrs. Garr or Johe. As a result, the Company will not receive any compensation upon the death or incapacity of these key individuals.

In addition, the Company's anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of the Company's present and planned activities, and there can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development of its business. The failure to attract and retain such personnel or to develop such expertise would adversely affect the Company's business.

The Company has entered into long-term contracts with key personnel and stockholders, with significant anti-termination provisions, which could make future changes in management difficult or expensive. Messrs. Garr and Johe have entered into seven (7) year employment agreements with the Company which expire on November 1, 2012 and which include termination provisions stating that if either employee is terminated for any reason other than a voluntary resignation, then all compensation due to such employee under the terms of the respective agreement shall become due and payable immediately. These provisions will make the replacement of either of these employees very costly to the Company, and could cause difficulty in effecting a change in control of the Company. Termination prior to full term on the contracts would cost the Company $240,000 per year unserved, or as much as $1,680,000 per contract, and immediate vesting of all outstanding options (1,200,000 shares each). Further, three of the Company's existing shareholders (Westreich, Solomon and Drescher, collectively owning approximately 36% of the outstanding shares of Common Stock), have entered into a voting agreement such that so long as Messrs. Garr and Johe are stockholders, these 3 owners will vote their shares for the election of Garr and Johe as directors of the Company. This voting agreement gives more control to Johe and Garr than their respective stockholdings alone would provide, and will also make future changes in control more difficult without their approval.

The Company has no product liability insurance, which may leave it vulnerable to future claims that the Company will be unable to satisfy. The testing, manufacturing, marketing and sale of human therapeutic products entails an inherent risk of product liability claims, and the Company cannot assure you that substantial product liability claims will not be asserted against it. The Company has no product liability insurance. In the event the Company is forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, the Company will be required to reduce its business activities, which could lead to significant losses.

The Company cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, the Company will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. The Company will have limited director and officer insurance and commercial insurance policies. Any significant insurance claims would have a material adverse effect on its business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. The Company endeavors to obtain appropriate insurance coverage for insurable risks that it identifies, however, the Company may fail to correctly anticipate or quantify insurable risks, may not be able to obtain appropriate insurance coverage, and insurers may not respond as the Company intends to cover insurable events that may occur. The Company has observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, the Company may not have or maintain insurance coverage because of cost or availability.

Risks Relating to the Company's Common Stock

There is no public market for the Company's securities and no assurances can be given that one will ever develop. The Company is a private company. Without registration, there is only a limited ability of a security holder to sell their securities, as those transfers or sales would be made privately. Therefore, an investment in the Units should be considered as totally illiquid, and investors are cautioned that may not be able to liquidate their investment readily or at all when the need or desire to sell arises. Moreover, although investors in this Offering will be given the right to participate in a contemplated public registration of their Company common stock, no assurances can be given that such public registration will ever be effected due to, among other possibilities, regulatory scrutiny of the Company.

The Company needs to improve its financial control procedures. As a result of its stage of development, lack of resources and changes that have occurred in the Company's operations since 2002, there are currently deficiencies in the operating effectiveness of the Company's internal controls over financial reporting that the Company believes would collectively constitute significant deficiencies and material weaknesses under standards established by the American Institute of Certified Public Accountants, resulting in more than a remote likelihood that a material misstatement of the annual or interim financial statements of the Company will not be prevented or detected. At the date of this Offering, the Company does not have a permanent Chief Financial Officer, although Richard Garr, the Company's President, is temporarily serving in this capacity. As a result, there is a risk that the Company may not be able to properly account for operations and/or generate reliable financial statements.

When and if the Company becomes a public company, the Company faces risks related to compliance with corporate governance laws and financial reporting standards. The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting ("Section 404"), will materially increase the Company's legal and financial compliance costs and made some activities more time-consuming and more burdensome. Starting in 2007, Section 404 of the Sarbanes-Oxley Act of 2002 will require that the Company's management assess the Company's internal control over financial reporting annually and include a report on its assessment in its annual report filed with the SEC. The Company's independent registered public accounting firm is required to audit both the design and operating effectiveness of its internal controls and management's assessment of the design and the operating effectiveness of its internal controls. There exist material weaknesses and deficiencies at this time in the Company's internal controls. These weaknesses and deficiencies could have a material adverse effect on the Company's business and operations.

The Company does not intend to pay cash dividends on its common stock in the foreseeable future. Any payment of cash dividends will depend upon the Company's financial condition, results of operations, capital requirements and other factors and will be at the discretion of the Board of Directors. The Company does not anticipate paying cash dividends on its common stock in the foreseeable future. Furthermore, the Company may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Risks Related to the Offering

This Offering is a "Best Efforts" offering with no firm commitment. The Units are being offered by the Company on an "all or none" basis for the Minimum Amount and a "Best Efforts" basis for the remainder, meaning that there is no assurance that any or all of the Offering will be sold. Because there is a minimum closing amount, there is an increased risk to investors who participate in the Offering if less than the Maximum Amount is raised, since the remainder of the funds will not be forthcoming and that shortfall may jeopardize the ability of the Company to perform under its business plan.

There is an uncertain public market for the Company's securities. Following closing of this Offering, the Company intends to file a registration statement to become a reporting company under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and to register the shares sold in this Offering, and certain shares acquired by earlier investors, in addition to the shares that would be issued if the "A" and "B" warrants were to be

exercised, under the 1933 Act. Effective registration would create a public market for the shares that were registered, and, ultimately, for restricted shares eligible for trading under exemptions, such as Rule 144. There can be no assurance that the Company will be effective in its registration attempts, or that the registration will occur in a timely manner. There will be a limited marketplace for the shares of purchasers buying their Units from the Company pursuant to the terms and conditions of this Offering. There is no assurance as to the depth or liquidity of any such market or the prices at which holders may be able to sell the securities. An investment in the Units may be illiquid because of market conditions and investors may not be able to liquidate their investment readily or at all when the need or desire to sell arises. Furthermore, the shares are not marginable, will not be marginable in the near future and it is unlikely that a lending institution would accept the Company's common stock as collateral for a loan. See "Market for Common Equity and Related Stockholder Matters."

The Offering price of the Units was arbitrarily determined. The Offering price of the Units was arbitrarily determined by the Company. The Offering price bears no relationship to the Company's assets, earnings to date, book value, net worth, or other recognized economic criteria for valuing shares. In no event should the Offering price be regarded as an indicator of any future market price for the Company's securities.

The Company will have broad discretion as to use of proceeds. The Company's management will have wide discretion as to the exact allocation and priority and timing of the allocation of funds raised from the Offering. The allocation of the proceeds of the Offering may vary significantly depending upon numerous factors, including the success that the Company has in the marketing of its services and products. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of the Offering. Investors purchasing the Units offered herein will be entrusting their funds to the Company's management, upon whose judgment the subscribers must depend. See "Use of Proceeds."

There will be a continuation of management control. The Company's present officers, directors and principal stockholders own a majority of the Company's outstanding common stock and may purchase Units in the Offering. However, even if the officers, directors and principal stockholders do not purchase any of the securities offered hereby, such persons will still own a majority of the outstanding voting stock. Therefore, the Company's present management and principal stockholders will continue to be able to elect a majority of the directors and otherwise exert control over the Company, and the investors in the Offering will have very limited ability to remove, control or direct such management. See "Principal Stockholders".

There will be benefits to present Stockholders without proportionate risks. Collectively, the existing stockholders own 19,520,875 shares of the Company's presently outstanding common stock, and the Company has total tangible assets of $61,069. If the Maximum Amount of Units offered by this Offering is sold, then upon completion of the Offering, present stockholders will own 79.61% of the then-outstanding common stock, and investors in the Offering will own the remaining 20.39% (prior to any exercise of warrants), for which they will have paid $5,000,000 cash. Thus, investors in the Offering will contribute to the capital of the Company a disproportionately greater percentage than the ownership portion that they receive. Present stockholders will benefit from a greater share of the Company if successful, while investors in the Offering risk a greater loss of cash invested if the Company is not successful. See "Comparative Data".

Investors in this Offering will suffer dilution. Investors who purchase the Units in the Offering may experience dilution in the book value of common stock which they could acquire. Dilution may occur if the Company issues additional shares at a price lower than the Offering price stated in this document. A substantial portion of the 82,000,000 authorized shares of common stock of the Company will remain unissued if all Units offered hereby are sold. The Board of Directors has, however, the power to issue shares without stockholder approval. Following the Offering, any additional issuances of shares by the Company from its authorized but unissued shares would have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this Offering. See "Dilution".

Following this Offering, current stockholders have the ability to control the Company. Under the Company's By-Laws, a majority of the shareholders will elect all of the directors. After the completion of the Offering, the existing stockholders will continue to control a majority of the issued and outstanding shares and will therefore be able to control the election of the directors, and generally control the affairs of the Company. This is includes approximately 15.8% of the common stock which will be held by the Company's directors and officers following

the Offering and an additional 29% held by three investors but subject to a voting agreement in favor of current management.

The Company may not maintain compliance with state and Federal securities laws, or respective limited offering exemptions. This Offering has not been registered under the 1933 Act, in reliance on exemptions provided for limited offerings under such Act. A similar situation prevails under state laws in those states where the Units may be offered without registration in reliance on specific exemptions which require compliance by the Company with stringent filing requirements and other conditions, some of which must be satisfied prior to making an offer in a specific state. There is no assurance the Offering presently qualifies or will continue to qualify under such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution of this Offering or the retroactive change of interpretation of any securities laws or regulations. Unless the sale of the Units should qualify for such exemption, whether pursuant to Regulation D promulgated under the Act or otherwise, the investors would have the right to rescind their purchase of the Units if they so desire. If and to the extent suits for rescission are brought against the Company and successfully concluded for failure to register this Offering made by the Company under the Act or for acts or omissions constituting certain prohibited practices under the 1934 Act or under applicable state securities law, both the capital and assets of the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully. Inasmuch as the basis for relying on exemptions is factual, depending on the conduct of the Company and the person contacting prospective investors and making the offering, the Company will not receive a legal opinion to the effect that this Offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented by it as its basis for such exemptions.

IN ADDITION TO THE RISKS MENTIONED HEREIN, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS MEMORANDUM, POTENTIAL INVESTORS SHOULD KEEP IN MIND OTHER POTENTIAL RISKS THAT COULD BE PERTINENT AND/OR IMPORTANT.

DILUTION

Prior to commencement of this Offering, the Company had 19,520,875 shares of common stock issued and outstanding and a net tangible book value of $23,542, or approximately $0.001 per share. The proceeds from the sale of Units will vary depending on the total amount of money invested in these Units.

If all of the Units are sold, the net proceeds to the Company, after deducting the Offering costs of $30,000, and $450,000 (Maximum Amount) or $315,000 (Minimum Amount) (cash commissions payable to T.R. Winston if Units are sold), will be $4,520,000 (Maximum Amount) or $3,155,000 (Minimum Amount)). Adding the net Offering proceeds to the net tangible book value results in a total tangible book value of the Company of $4,543,542 (maximum) or $3,178,542 (minimum), with a total of 24,520,875 (maximum) or 23,020,875 (minimum) shares issued and outstanding (prior to any warrant exercises). Dividing the total tangible book value of the Company by the number of shares then-outstanding discloses a post-Offering per share net tangible book value of approximately $0.19/share (maximum) or $0.14/share (minimum). Therefore, the Investors who purchase Units in this Offering will suffer an immediate dilution in the book value of their shares of $0.81 per share (maximum) or $0.86 per share (minimum), while the present stockholders will experience an immediate increase in the net tangible book value of their shares of between $0.139 and $0.189 per share.

Once the Minimum Amount has been subscribed, the Offering may be closed at any time as determined by management of the Company. The foregoing dilution figures are for the total Minimum Amount of $3,500,000 and a total Maximum Amount of $5,000,000 at a price of $1.00 per Unit. If the Offering is closed before the total Maximum Offering Amount is sold, the dilution to investors is increased substantially. The fewer Units sold pursuant to this Offering, the greater the dilution to investors in the Offering. This occurs primarily because investors in the Offering will provide a substantial portion of the funds to the Company while the current stockholders own a significant portion of the shares.

"Dilution" means the difference between the price of the shares resulting from sale of Units by purchasers in the Offering and the pro forma net tangible book value per share after giving effect to the Offering.

"Net tangible book value" is obtained by subtracting the total liabilities from the total tangible assets (total assets less intangible assets and offering expenses). Net tangible book value per share is determined by dividing the number of shares outstanding into the net tangible book value. Dilution is the difference between the public offering price and the net tangible book value of shares immediately following conversion of Shares purchased in the Offering.

COMPARATIVE DATA

The following chart illustrates the pro forma proportionate ownership in the Company, upon completion of the Offering, of present stockholders and of investors in this Offering (assuming Maximum Amount of $5,000,000 for 5,000,000 Units at a price of $1.00 per Unit), compared to the relative amounts paid and contributed to capital of the Company by present stockholders and by investors in this Offering, assuming no changes in net tangible book value other than those resulting from this Offering.

	*Shares Owned**	*Percent*	*Consideration Paid*	*Percent*	*Average Price/Share*
Present Stockholders (Minimum)	19,520,875	84.80%	$26,177,115	88.21%	$1.34
New Investors (Minimum)	3,500,000	15.20%	$3,500,000	11.79%	$1.00
Present Stockholders (Maximum)	19,520,875	79.61%	$26,177,115	83.96%	$1.34
New Investors (Maximum)	5,000,000	20.39%	$5,000,000	16.04%	$1.00

* *Calculations are based on figures prior to any possible exercise of Warrants*

USE OF PROCEEDS

The proceeds to be realized by the Company from the sale of the Units offered in this Offering will vary depending on the total number of Units sold. The following charts show the estimated use of proceeds where the Minimum Amount and the Maximum Amount are raised.

Description	Minimum Amount	Maximum Amount
Total Proceeds	$ 3,500,000	$ 5,000,000
Less:		
Commissions (9%) (1)	315,000	450,000
Offering Expenses (2)	10,000	10,000
Net Proceeds	$ 3,175,000	$ 4,540,000
Accounting fees	$ 20,000	$ 20,000
General & Administrative (non-clinical)	$ 1,430,000	$ 1,790,000
Pre-clinical work/IND filing	1,000,000	$ 1,600,000
Existing accounts payable, trade debt and back salaries	500,000	500,000
5% operating reserve	159,250	227,500
Contingency	52,750	194,000
Working Capital	13,000	208,500
Total Expenditures	$ 3,500,000	$5,000,000

1 The Units are being offered for sale on a best efforts basis for a Minimum Amount of $3,500,000 and a Maximum Amount of $5,000,000. There is no firm commitment for the sale of any Units. Since there is no firm commitment with respect to the sale of Units, the Company cannot state how many, if any, Units will be sold. In addition, T.R. Winston and/or the Selling Agents are entitled to receive warrants to purchase shares of the Company's common stock in an amount equal to a maximum of 8% of the aggregate number of shares represented by the Units, which may include shares resulting from exercise of the warrants. These Warrants shall be exercisable at a price equal to $1.10 per share for a period of 5 years following closing of the Offering. T.R. Winston and/or the Selling Agents are also entitled to receive a commission on funds raised by the Company from the exercise of the warrants included as part of the Units. Selling Agents may receive lesser commissions and/or warrant amounts pursuant to agreements with T.R. Winston.

2 This amount does not include attorney's fees, totaling $10,000, which have been pre-paid.

BUSINESS OF THE COMPANY

Historical Overview

Neuralstem was founded in 1996 (incorporated in 1997) to advance and commercialize the human neural stem cell technology discovered by founding scientist Karl Johe in the mid 1990's at the National Institutes of Health. The Company originally pursued three independent commercialization strategies based on different uses of the cells; genomics, drug discovery, and cell therapy. The Company's technique for growing virtually unlimited numbers of functional, physiologically relevant human neurons in dishes lent itself to creating in vitro models for experiments in gene expression (i.e., the ability of a gene to produce a biologically active protein). In 2001. the Company was paid a license fee of $7.5 million by Gene Logic, Inc., payable over three years, to create a database using these in vitro models. Also, in 2001, the Company also received a Defense Department contract to do drug screening using the cells, in the amount of $2.5 million over 18 months. Finally, during this period, the Company was pursuing its own research into transplanting the cells to cure disease. The Company reached a high of roughly 50 employees by early 2000, mostly involved in the infrastructure involved with the Gene Logic/genomics and drug discovery programs.

However, as a result of the decline in the biotech funding markets in 2000, and the accompanying devaluation of the genomics industry, Neuralstem's genomics program became no longer economically viable. In addition, by the end of 2002, the Department of Defense had cancelled the program which funded Neuralstem's drug discovery efforts. The data base created for Gene Logic remains a viable product which is owned by Gene Logic, and the compounds discovered under the Department of Defense program have been licensed out for development. The Company has received minimal revenues to date under these licenses. As a result, by the end of 2003, having raised approximately $25.0 million from third party investors, the Company had made the strategic decision to lay off its employees involved in the genomic and drug discovery programs and focus entirely on transplantation of its neural stem cells to treat diseases in patients. This is currently the Company's business.

The Company spent 2004 restructuring its capitalization and creating an "outsourced" model of product development by having the proof of principle research conducted at various universities and research labs across the United States. The basic work of growing the cells and characterizing them continued to be housed in the Company's laboratory facilities. It was in such a collaboration with the University of California, San Diego that the Ischemic Spastic Paraplegia ("ISP") proof of principle data described below was created. All other Company functions were also outsourced. Currently, the Company has two full time and several part time employees. In 2005, the Company continued to operate under this model, with all accounting, legal, facility, manufacturing, transplantation experimentation and regulatory functions outsourced, under the supervision of either Richard Garr, the Company's President and Chief Executive Officer, or Dr. Johe, the Company's Chairman and Chief Scientific Officer. As described below, the Company is presently focusing all of its resources on moving its neural stem cell therapy product(s) into human trials.

Business Development

Cell Transplantation

The highest currently priority for Neuralstem is to prove safety and efficacy of its human neural stem cell technology in human patients. The Company's expects its first Investigational New Drug ("IND") application will be for the treatment of ISP. ISP is paralysis induced by the localized obstruction of arterial blood flow to the spinal cord. It is a direct side effect of an aortic clamping procedure during a surgical operation to treat abdominal aortic aneurysm. Patients suffering from ISP are characterized by paralyzing spasticity of the legs. In the United States, there are currently at least 10,000 patients who suffer from ISP with as many as 1,000 new cases each year. Neuralstem estimates that its product (actually a dosage of approximately 10 million cells per patient), once approved, will produce revenue of approximately $50,000 per patient (the cost under HICFA reimbursable current standards for Medtronic, Inc's baclofen pump, the existing standard of care for ISP). Neuralstem has no assurance that this estimate will be approved for Neuralstem's treatment.

The Company has demonstrated proof-of-principle efficacy for treating ISP in close collaboration with scientists at the University of California, San Diego (UCSD) medical school. By several independent, controlled tests, transplantation of the Company's spinal stem cells have resulted in paralyzed rodents regaining significant mobility, some to the point of being able to walk.

The Company has outsourced the manufacturing of cGMP cells for the ISP human clinical trials and plans to initiate the human trials in 2006, in part with the proceeds from this Offering.

After ISP, the Company plans to develop treatments, using the same cells, for spasticity and/or seizures arising from other indications such as traumatic spinal cord injury, stroke, cerebral palsy, multiple sclerosis, and focal epilepsy. The Company will also be engaged in on-going feasibility testing for treatment of ALS, syringomyelia, acute spinal injury, traumatic brain injury as well as chronic degenerative diseases like Parkinson's Disease and Alzheimer's Disease. The Company currently has active collaborations for many of these indications and plans to expand them in an economically leveraged way.

Small Molecule Compounds

The Company has used its human neural stem cells from the hippocampus (a part of the brain that plays a part in memory and navigation) to identify a group of small molecule compounds with the potential to enhance the survival of the endogenous stem cells residing in adult hippocampus. These compounds may be developed to treat a variety of central nervous system indications such as depression, diabetic complications of the nervous system, mild cognitive impairment, stroke, and Alzheimer's Disease. This program was funded by a grant from the Department of Defense.

While Neuralstem believes that it has demonstrated the value of its proprietary drug discovery platform, the Company's current plan is to license out the existing library of lead compounds in order to focus all of its resources and energies toward development of cell therapeutics. The Company believes that after one of its neurogenic compounds completes human clinical trials, it will be in a position to consider additional ways to extract value from its drug discovery platform.

The Company has executed a license agreement with BRM, Inc. (Cambridge, MA) for a license for these compounds in connection with diabetic neuropathy, as well as several other CNS related indications.

Stem Cells for Research

In addition to using the native genetically unmodified stem cells for cell therapeutics, the Company has also developed immortalized human neural stem cells from hard-to-obtain areas of the brain for *in vitro* uses which it has used in a significant commercial collaboration to mine gene content for Gene Logic, Inc. The term "immortalized" means that the cells can be propagated beyond their normal physiological life span, typically beyond 60 cell-doublings. Neuralstem could potentially sell its human immortalized neural stem cells to academia and industry partners for drug target discoveries and drug screening programs on a simple fee-for-purchase basis. The Company has also explored several proposed joint ventures where it would provide cell lines to drug discovery partners. For the foreseeable future, however, the Company does not plan to actively pursue this direction in order to focus all of its resources and attention to cell therapeutics development. Rather, it will outsource the manufacturing of the cells and utilize partners for distribution for in vitro use only, should this need develop.

Technology

Neuralstem's core technology is the ability to isolate human neural stem cells from most areas of the developing human brain and to grow them into physiologically relevant human neurons of all types. This technology is protected by three issued patents in the United States. These patents are currently making their way through international patenting processes.

The Company has multiple additional patent applications, most of which have also been filed internationally, and expects to continue to file applications and build its intellectual property portfolio over the coming years. Stem cell technology is an area of intense competition in the realm of intellectual property. The Company believes that it has

one of only two serious and substantial patent portfolios in the area of Neural Stem Cell technology. The Company has successfully overcome challenges to its claims in the U.S. Patent Office, including a recent "victory" in a challenge by one of its main competitors.

Key Research Collaborations

Neuralstem has an extensive history of commercial and research collaborations. Currently, the Company has an active commercial collaboration with BRM, Inc (Cambridge, MA) for the development of its neurogenic compounds to treat CNS complications of diabetes and six (6) research collaborations for development of transplantation therapeutics. They are:

University of California, San Diego for ISP

University of Florida College of Medicine for traumatic spinal cord injury and syringomyelia

Johns Hopkins University for ALS

Rush-Presbyterian-St. Luke's Medical Center for Parkinson's Disease

University of Central Florida for spinal cord injury

University of South Florida for Parkinson 's Disease.

In 2006, the Company expects to expand the scope of collaborations to include feasibility testing of additional indications to pursue anti-spasticity therapeutics. In particular, the Company plans to submit a joint grant proposal to California's Stem Cell Initiative to fund the ISP product development and clinical trials.

Market

Neurodegenerative conditions are estimated to affect more than 10 million people in the U.S. alone and account for over $150 billion in annual health-care costs. Although CNS is one of the fastest growing areas of research and development in the pharmaceutical industry, it remains the area with the fewest established successful treatments for serious diseases.

The market for the Company's first product, treatment for spasticity originating from ischemic spinal damage, will come from the roughly 10,000 existing patients suffering from ISP and the approximately 1,000 new patients stricken each year. It is estimated that treating these patients will result in about $50,000 per patient for Neuralstem. For Traumatic Spinal Cord Injury, there are approximately 21,000 existing patients with approximately 1,000 new cases each year. For ALS, there are approximately 30,000 existing patients and approximately 5,000 new cases each year. The Company has targeted these important yet relatively small indications for its first products because they will require smaller and more manageable human trials, yet still validate the scientific and commercial potential of the technology. And, of course, successful treatment will help relieve the suffering of patients and the families of patients afflicted with these terrible diseases. This will also allow the Company to grow its infrastructure to begin to manage the more prevalent conditions it hopes to address with its products, such as stroke and Parkinson's Disease.

<u>Milestones Achieved To Date</u>

Cell Therapy

The Company has established stable human neural stem cell lines, and has demonstrated routine, reproducible production of these cells in commercial quantities, which differentiate to generate robust quantities of neurons both in culture and in live animals upon transplantation. To the Company's knowledge, no other firm or laboratory has been able to do this.

The Company has created efficacy data with its human spinal cord stem cells in a rat model of ISP, which is the best, predictive model of the human disease. To the Company's knowledge, this study is the first successful

demonstration that human neural stem cells can help to cure a neurodegenerative disease.

The Company believes it has established the industry standard for tissue acquisition and consent and has properly consented, commercially usable cells.

Drug Discovery

Neuralstem has created a portfolio of immortalized human neural stem cell lines and in vitro models of CNS diseases for drug screening capable of meaningful throughput. Using these assays, the Company has screened its own proprietary compound libraries and currently has seven lead compounds with demonstrated neurogenic and neuroprotective properties, both in vitro and in vivo.

The Company, in conjunction with BRM, Inc., has received a $1 million SBIR Phase I grant from NIH to test these compounds in neurological complications associated with diabetes in rodent models. The Company has recently also received a $500,000 NIH grant to test the compounds on rodent models of depression.

Funding Needs and Objectives

The Company is currently seeking funding to be used for the following purposes. Investors are cautioned that, even assuming the Maximum Amount is raised, only approximately $3.0 million of the proceeds from this Offering will be available for these purposes. In order to fully fund the programs listed below, the Company will need to raise additional capital.

* Complete preclinical animal tests for IND submission for ISP treatment
* Complete cGMP manufacture of spinal cord stem cells for use in human clinical trials
* Continue to develop and protect its intellectual property
* Continue R&D for other spasticity indications such as Traumatic Spinal Cord Injury, Stroke, Cerebral Palsy, and Multiple Sclerosis, which can be treated by the same cells and via the same mechanism of action as ISP.

Additionally, the Company is considering plans to relocate its headquarters to California, near the University of California, San Diego (UCSD), in order to qualify for funding under Proposition 71, a California initiative that allocated $3,000,000,000 over the next 10 years to stem cell research. Proposition 71 was actually a State Constitutional Amendment for the State of California, which created a quasi governmental agency to support and fund stem cell research in California. The legislative enactment authorized the sale of bonds to finance up to $300,000,000 per year for 10 years for that purpose. Approximately $300 million per year will be available to all acceptable stem-cell-related candidate companies under Proposition 71. The rules for the funding grants are still being finalized, but the Company is in the process of putting together the initial information that is expected to be needed in the process. The Company, in conjunction with its collaborators at UCSD and at other California institutions, expects to seek funding for specific projects, including the trials themselves for ISP, although no assurances can be given that such funding will be available to the Company.

Market

Market for Cell Transplantation

More adults suffer from diseases of the Central Nervous System (CNS), including the brain and spinal cord, than of any other category of disease.

This number is expected to increase dramatically in the future as the population ages. For most of these diseases, there is little or no effective treatment or long-term therapy available and the pharmaceutical industry is seeking effective treatments and cures.

Neurodegenerative conditions are estimated to affect more than 10 million people in the U.S. and account for over $150 billion in annual health-care costs. For example, stroke is the third-leading cause of death and the most common cause of adult disability in the U.S. Each year, 700,000 Americans suffer a stroke, with 30% dying and

30% becoming permanently paralyzed or disabled, making the total cost of caring for all aspects of strokes in excess of $42 billion. Consequently, CNS is one of the most important areas of medical concern.

The Company intends to undertake its own development of the market for Ischemic Spastic Paraplegia, other spasticity indications, Traumatic Spinal Cord Injury and ALS. The number of patients suffering from these diseases is all small enough that the clinical trials should be relatively inexpensive by industry standards and the Company believes it can undertake an initial rollout because the treatment of these diseases is concentrated in relatively few major hospitals and treatment centers. Larger indications will also likely be treated at regional "centers of excellence". However, management of the clinical trial and commercial rollout of the larger indications such as Parkinson's Disease, Stroke and Alzheimer's Disease will require significant growth of the company and/or a major healthcare industry partner.

DISEASES FOR EARLY PRODUCT DEVELOPMENT

(Assuming FDA Approval)	Expected Revenue per Patient ($000)	U.S. Patient Population		Expected Revenue per Year (After First 5 Years)	
		Current	New/Year	Expected # of Patients	$ Millions
Ischemic Paraplegia	$50	10,000	1,000	500	$25
Traumatic Spinal Cord Injury: Spasticity	$50	21,000	1,000	500	$25
Cerebral Palsy: Spasticity	$50	30,000	5,000	1,200	$60
ALS	$50	30,000	5,000	1,250	$53
Total Early Development Products					**$163**

Ischemic Spastic Paraplegia

ISP is paralysis due to hyperactive muscle spasticity induced by the localized obstruction of arterial blood flow to the spinal cord and the subsequent permanent damage of the inhibitory neurons in the cord. This obstruction of the blood flow to the cord is due to the cross clamping of the descending thoracic or thoracoabdominal aorta, which is required during cardiovascular surgery involving the repair of aneurysms and aorta dissection. Abdominal aortic aneurysm repair is the most common condition involving the aorta requiring surgical cross clamping of the aorta and thus is a common condition leading to ISP. See "Additional Market Information" section for more information.

There are approximately 10,000 patients suffering from ISP and at least 1,000 new cases each year in the U.S. It is estimated that treating these patients will result in about $50,000 per patient for Neuralstem.

Traumatic Spinal Cord Injury

Spinal Cord Injury (SCI) is damage to the nerves within the spinal canal. Most SCI's are caused by trauma to the vertebral column, thereby affecting the spinal cord's ability to send and receive messages from the brain to the body's systems that control sensory, motor and autonomic function below the level of injury. Motor vehicle accidents are the leading cause of SCI, followed by acts of violence, falls and sports injuries.

For Traumatic Spinal Cord Injury, there are approximately 21,000 existing patients with approximately 1,000 new cases each year. Neuralstem's expected revenue is $50,000 per patient. Syringomyelia is a chronic condition developing from the traumatic spinal cord injury where apertures of syrinx in the spinal cord expand, and ultimately can prove fatal. It is likely that the Company's first Spinal Cord Injury patients will be treated for Syringomyelia.

In order to address the large patient populations for major CNS diseases, it will be necessary for the Company to expand its infrastructure and/or to partner with large pharmaceutical firms for clinical development and commercialization. The Company is actively exploring the application of its technology toward treatment of Parkinson's Disease, Stroke, Epilepsy, Alzheimer's Disease and Multiple Sclerosis among others. However, the Company's projections do not include any revenues from such partnership diseases as the product development plan for these indications lay beyond the scope of this immediate business plan.

ALS

Amyotrophic lateral sclerosis (ALS), often referred to as "Lou Gehrig's disease," is a progressive neurodegenerative disease that affects nerve cells in the brain and the spinal cord. Motor neurons reach from the brain to the spinal cord and from the spinal cord to the muscles throughout the body. The progressive degeneration of the motor neurons in ALS eventually leads to their death. When the motor neurons die, the ability of the brain to initiate and control muscle movement is lost. With voluntary muscle action progressively affected, patients in the later stages of the disease may become totally paralyzed.

There is currently no treatment to reverse or cure ALS, although there are several treatments that help slow the progression of the disease.

Recently, a study on ALS using Neuralstem's cells was conducted at Johns Hopkins University. Neuralstem's cells were grafted into the spinal cord of the rats, which had the neuropathology and symptoms of an aggressive form of ALS. The lives of the rats were extended. Furthermore, Neuralstem's cells were shown to undergo extensive differentiation and promote motor neuron survival and function in the rats. The cells showed resistance to the ongoing degenerative process of ALS, which is especially promising. Additionally, the differentiated neurons expressed and released growth factors, which could also have a positive impact on curing ALS. The study is expected to be published in 2006.

Diseases for Follow-on Product Development

	Current U.S. Patient Population
Stroke	4,500,000
Stage 3 Parkinson's Disease	400,000
Stage 4 Parkinson's Disease	150,000
Lysosomal Storage Diseases	30,000

Technology

Stem Cell Technology

The Company believes that its technology enables, for the first time, the efficient isolation and ability to produce, in commercially reasonable quantities, neural stem cells of the human brain and spinal cord. These neural stem cells naturally exist during the normal nervous system development and are the founding cells that generate the complex array of cells that make up the mature human brain and spinal cord. With Neuralstem's technology, the laboratory grown human neural stem cells can also be routinely differentiated in vitro to generate a diverse array of different brain neurons (phenotypes). In contrast, competing technologies are based on "blank" stem cells which are theorized to acquire specific cell phenotypes only upon transplantation.

Neuralstem's technology allows for controlled differentiation that can create cells that are fully functional, physiologically relevant, regionally specific and reproducible. These cells have been shown to be effective in vitro and in vivo and are well characterized.

Neuralstem's stem cells are committed progenitors of the neural tissue only and therefore are not "embryonic stem cells". Neuralstem's stem cells cannot be used for human cloning. Thus, the religious and potential government problems associated with "embryonic stem cells" becomes less of a concern with Neuralstem's stem cells.

Neuralstem's ability to grow phenotypically specific neurons creates targeted opportunities where specific cells can be tested for the treatment of a particular disease. The following table outlines examples of targeted opportunities available with Neuralstem's human neural stem cells.

Neuron/Cell Type	Indications
Dopaminergic	Parkinson's Disease
Cholinergic	Alzheimer's Disease
Hypothalamic	Obesity, Sleep Disorders
Spinal cord motoneurons	Paraplegia, ALS
Hippocampal	Stroke
GABAergic	Spasticity, Epilepsy

Small Molecule Compounds

The Company has already identified through internal screening a group of neurogenic compounds that, when orally administered, can enhance the endogenous neural stem cells residing in the healthy adult mice. The discovery of these compounds has been funded by grants from Department of Defense. The Company intends to focus its own internal programs on transplantation therapeutics.

All of the compounds which Neuralstem has developed have shown potent effects on hippocampal neurons. This is important because memory is stored in the hippocampus and Neuralstem has been able to increase the growth of hippocampal neurons by 30%. The Company has demonstrated the potency of these compounds both in vitro and in healthy adult mice.

The Company has finalized an agreement with BRM, Inc. (Cambridge, MA) for a license for these compounds in connection with diabetic neuropathy, as well as several other CNS related indications. With this license in place, the Company still retains complete ownership of the drug discovery technology and is free to continue to partner with other companies to discover new compounds.

Patents

The Company has issued patents which protect its core technologies, and has continued to file new patents as applicable. All patents and patentable material created by employees of or consultants to the Company have been assigned to the Company.

Isolation, Propagation, and Directed Differentiation of Stem Cells from Embryonic and Adult Central Nervous System of Mammals (U.S. Patent 5,753,506 issued May 19, 1998, patent issued in Canada and patents pending in Europe)

This patent relates to a technology where stem cells from embryonic and adult brain are isolated, propagated, and differentiated efficiently in culture to generate large numbers of nerve cells. This technology, for the first time, enables one to generate large numbers of many different kinds of neurons found in a normal brain and provides a new foundation for gene therapy, cell therapy, novel growth factor screening, and drug screening for nervous system disorders.

In Vitro Generation of Differentiated Neurons from Cultures of Mammalian Multipotential CNS Stem Cells (U.S. Patent 6,040,180 issued March 21, 2000—continuation-in-part of U.S. Patent 5,753,506, patents pending in Canada and Europe)

This patent relates to vitro cultures of region-specific, terminally differentiated, mature neurons derived from cultures of mammalian multipotential CNS stem cells and an in vitro procedure by which the differentiated neurons may be generated.

Stable Neural Stem Cell Lines (U.S. patent pending—continuation-in-part of U.S. Patent 5,753,506, patents also pending in Europe and Japan, patents issued in Canada and Australia)

This patent discloses a systematic and efficient method for establishing stable neural stem cell lines and neuronal

progenitor lines. The resulting cell lines provide robust, simple, and reproducible cultures of human and other mammalian neurons in commercially useful mass quantities while maintaining normal karyotypes and normal neuronal phenotypes.

Methods for Generating Dopaminergic Cells Derived from Neural Precursors (U.S. Patent 6,284,539 issued September 4, 2001)

This patent discloses a method for generating dopaminergic cells from a culture of mammalian CNS stem cells, methods for treating a patient with a neurological disorder, such as Parkinson's Disease, methods of screening for compounds which generate or increase the number of dopaminergic cells in a culture of mammalian CNS stem cells and methods for discovering genes involved in generating dopaminergic cells.

Transplantation of Human Neural Cells for Treatment of Neurological Disorders, Treatment of Nervous System Disorders by Transplantation (U.S. patent pending, filed November 17, 2005)

This patent application discloses the method of treating various neurological disorders including spasticity in ischemic spastic paraplegia, traumatic spinal cord injury, epilepsy, ALS, and others.

Small Molecule Compound Patents

Method for Discovering Neurogenic Agents (U.S. patent pending also pending in Europe.)

This patent application relates to a method for discovering neurogenic drugs allowing for systematic screening of test agents such as libraries of compounds for their ability to increase the overall number of neurons.

Use of Fused Imidazoles, Aminopyrimidines, Nicotinamides, Aminomethyl Phenoxypiperidines and Aryloxypiperidines to Promote Endogenous Neurogenesis (U.S. patent pending)

This patent is a composition of matter patent covering the compounds that were discovered in connection with the DOD sponsored research.

Key Collaborations

Cell Transplantation

Academic

Partner: University of California San Diego, San Diego, CA, Dr. Martin Marsala, Professor
Period: May 2002 – Present
Summary: Test of Neuralstem's cellular products for Ischemic Spastic Paraplegia in animal models and generation of preclinical data
Status: Active and ongoing

Partner: University of Florida, College of Medicine, Gainesville, FL, Dr. Paul Reier, Professor
Period: February 2000 - Present
Summary: Test of Neuralstem's cellular products for traumatic spinal cord injury in animal models and generation of preclinical data.
Status: Active and ongoing

Partner: Johns Hopkins University, School of Medicine, Baltimore, MD, Dr. Vassilis Koliatsos, Professor
Period: March 2001 - Present
Summary: Test of Neuralstem's cellular products for ALS in animal models and generation of preclinical data
Status: Active and ongoing

Partner: Rush Presbyterian St Luke's Medical Center, Chicago, IL, Dr. Tim Collier, Professor
Period: March 2003 – Present

Summary:	Test of Neuralstem's cellular products for Parkinson's Disease in animal models and generation of preclinical data
Status:	Active and ongoing

Small Molecule Compounds

Grants and Awards
NIH SBIR for Juvenile Diabetes (Current)
NIH DBIR for Depression (Current)

Stem Cells for Research

Commercial

Partner:	A-T Children's Project, Deerfield Beach, FL
Period:	July 2003 - Present
Summary:	Non-exclusive license of a human cerebellar cell line for development of assays related to ataxia-telangiectasia.
Status:	Active and ongoing

Business Development Plan

Development Strategy

For the foreseeable future, the Company has chosen to focus its resources exclusively on development and commercialization of cell therapy products.

Because the Company's stem cell technology permits a single cell line to treat thousands of patients, commercialization of its products will be scalable. Thus, the Company's research and development efforts to date (which are described below) have been focused on demonstrating this point:

1. Candidate human neural stem cell lines ("leads") for clinical and commercial development for specific indications have been isolated.

2. Process for commercial manufacturing of the candidate stem cell lines has been worked out.

3. Demonstration that stem cells thus produced are safe and effective in preclinical animal tests.

The Company's immediate goal going forward is to prove that its stem cells are safe and effective in humans for treatment of spasticity. The Company has chosen ISP as the first indication to demonstrate the clinical and commercial potential of its technology for the following reasons:

1. The nature of the spinal damage is fairly well understood. Loss of the GABA interneurons due to ischemia produces the key debilitating symptom, namely, spasticity. GABA interneurons are neurons residing in the gray matter of the spinal cord that modulate the firing of motor neurons that stimulate skeletal muscle contraction.

2. The mechanism of action of treatment is straightforward. The treatment will consist of one-time transplantation of the spinal GABA interneurons along the affected spinal tracts.

3. The major clinical endpoints—spasticity and motor function measurement—are well defined and objectively quantifiable.

4. The patient population—5% of survivors from thoraco-abdominal aortic aneurysm surgical procedures—is uniform, predictable, accessible and small enough for conducting a manageable, controlled clinical trial.

Furthermore, spasticity is present in wide-ranging indications. These include traumatic spinal injury, cerebral palsy, multiple sclerosis, traumatic brain injury, and stroke. Thus, once shown safe and effective for ISP, the Company plans to develop and commercialize the same cell product to treat multiple indications via the same mechanism of treatment and the same surgical procedure.

For additional indications involving different etiologies, the Company will continue to collaborate with academic laboratories to leverage its expertise and resources.

Ischemic Spastic Paraplegia

Key milestones and costs for clinical development of ISP therapeutics

1. Candidate Neural Stem Cell Lines

The lead candidate cell line for ISP clinical development has been derived from a single fetal spinal cord tissue and obtained through a proper donor consenting process. This cell line was selected out of several candidate lines, due to its robust expansion and neuronal differentiation capacity. It has been characterized both in vitro and in vivo for the past several years by the Company's internal research team as well as by the Company's academic collaborators. The Company plans to create cell banks of this cell line from the existing seed stock to generate the clinical trial materials.

2. cGMP Cell Banking of the Candidate Cell Line

Current Good Manufacturing Practice ("cGMP") is an FDA guideline of procedures for manufacturing clinical materials for human use. The existing non-cGMP cells will be re-propagated under cGMP conditions to generate the clinical trial materials. All of the conditions for manufacturing the cells have already been worked out and simply need to be repeated under cGMP conditions. This process will be outsourced to a contract manufacturer. The cGMP cells thus generated will consist of three successive batches of frozen cells ("Cell Banks"): one Master Cell Bank (MCB) and two Working Cell Banks (WCB1 and WCB2). The Master Cell Bank will be exhaustively tested according to specified FDA-approved protocols for absence of microbial contaminations and potential human pathogens. WCB1 will be subsequently derived from this MCB; and WCB2 will be derived from WCB1. The cells in WCB2 will be the actual cells injected into patients.

3. Preclinical studies

The Company has been conducting several preclinical studies for ISP with its candidate cell line for the past three years, mainly through collaboration with University of California, San Diego ("UCSD"). The primary focus has been efficacy tests in a predictive rat model of ISP which can be produced by surgical lesioning that mimics human spinal ischemia with human-like neurological damage and spasticity. Some of the results from these studies are shown in "Illustrations" below. In short, the results show that the transplanted human cells survive well, differentiate robustly to generate meaningfully large quantities of neurons and especially GABA neurons, and provide significant functional benefit. No adverse effects were detected. The Company is currently conducting dosage and safety studies in a large animal model (mini-pigs). The resulting data will constitute a large part of the IND application package to be submitted to FDA.

4. IND Application

The Company expects to submit the IND application to the FDA in 2006. For this, the Company will retain regulatory experts as consultants to help with the pre-application analysis, preparation, and submission to FDA. The Company has contracted with Joseph Sinkule (formally of Quintiles Transnational Corp.) to head up this effort. The Company believes that the go-ahead approval from FDA will constitute a significant milestone for raising additional funding.

5. Design and Implementation of Phase I/II Clinical Trial

The Company's clinical development plan may involve only two phases since the typical Phase I safety study on

healthy volunteers would place undue health risks to the volunteers. This safety issue will instead be addressed using healthy mini-pigs at the time of IND submission. The first clinical trial will be a combined safety and efficacy study in ISP patients. This feasibility study will be an open-label, single-center study with 10-12 ISP patients without a placebo group. Reduction in spasticity and enhanced motor function will be the primary efficacy clinical end points during 12-month monitoring after the transplantation surgery. General safety of the patients and the cells will be the primary focus of the trial. Estimated cost is approximately $100,000 per patient plus expenses for medical and regulatory advisors. These estimates are based upon needing only 6 to 10 patients in the first trial because much smaller sample groups are required with stem cell therapy.

The outcome of this first phase clinical trial will be among the first human data ever produced with human neural stem cells. Based on a positive efficacy data from this study, the Company anticipates raising additional funding to support the next clinical trial, and pre-clinical development of its follow on indication(s).

6. Design and Implementation of Pivotal Trial

Details for this trial are yet to be worked out. However, the Company expects a placebo controlled, closed-label study involving approximately 40 ISP patients in at least 2 centers. The cost estimate and the duration of the trial will be the same as in the first trial, roughly $100,000 per patient, spanning approximately 18 months from start to finish. With 40 patients, and at an expected cost of $100,000 per patient, this pivotal trail phase is estimated to cost approximately $4,000,000.

Other Spasticity Indications

The Company's key strategy for growth is to expand the ISP therapeutic to other indications involving baclofen-responsive spasticity. Baclofen-responsive spasticity most likely represents loss of GABA neurons and predicts those indications most likely to respond to the cell therapy with GABA neurons. Baclofen, a GABA B receptor agonist, has been shown to be effective for treatment of spasticity in several indications. They include traumatic spinal cord injury, cerebral palsy, multiple sclerosis, traumatic brain injury, and stroke. The Company plans to conduct feasibility and/or pivotal clinical trials to demonstrate efficacy for these indications, once ISP trial has been successful.

Non-spasticity indications

The Company will continue to conduct feasibility studies with outside collaborators for other spinal disease such as ALS, traumatic spinal injury, and chronic pain as well as cerebral diseases such as Parkinson's Disease, focal epilepsy, stroke, Alzheimer's Disease, Huntington's Disease and lysosomal diseases.

Etiology of each of these diseases is distinct. However, a common treatment theme the Company will initially focus on is the neuroprotective role of neural stem cells in slowing the progression of traumatic spinal injury, ALS, Parkinson's Disease and related diseases.

Projects

Neuralstem's key development and financial milestones for the development of the Ischemic Paraplegia are listed below.

- **Rat Efficacy:** The Company has proof of principle data that demonstrates it can reverse the crippling effects of ISP in rodents. Approximately 50% of the experimental animals recovered from complete paralysis to weight-bearing and mobility. There was zero recovery in the control group. Additional histochemical studies will continue on the tissues through early 2005 followed by publication of this landmark study.

- **SCID Mice Tumorigenesis:** Severe Combined Immunodeficient (SCID) Mice are mice that do not reject foreign tissue transplants and will be used to test for the potential of the stem cells to cause cancerous tumors. Additional follow up studies will continue throughout the clinical trial stages.

- **Pig Dosaging/Toxicology:** Although the rat efficacy studies can show that the stem cell therapy will be effective, an optimal dose for the human patients will be determined using adult mini-pigs which have a spinal cord of similar size to humans. Potential side effect and toxicology will also be tested in adult mini-pigs. These studies are currently being conducted.

- **cGMP Cells:** The manufacturing of the cells will be outsourced; several qualified vendors are currently bidding on the contract.

- **Phase I/II Clinical Trial:** Neuralstem anticipates that the combined Phase I/II trial for Ischemic Paraplegia trial will involve no more than 10 to 12 patients.

- **Phase II/Phase III Clinical Trial:** Neuralstem anticipates that the combined Phase II/III trial for Ischemic Paraplegia trial will involve no more than 40 to 50 patients.

Below are three graphics detailing projected development costs for the Company's three lead product candidates. For Traumatic Spinal Cord Injury (**Figure 1**), Cerebral Palsy (**Figure 2**) and ALS (**Figure 3**), the same cGMP cells created for ISP will be used, so no additional costs will incur except for the preclinical collaborations and clinical trials. (The stars in the figures below indicate regulatory approval for marketing.)

Figure 1: Traumatic Spinal Cord Injury-Spasticity

Year	**'05**	**'06**	**'07**	**'08**	**'09**	**'10**	**'11**	**'12**	**'13**
Preclinical Studies Phase I/Phase II Clinical Trial Phase II/Phase III Clinical Trial Market									
Cost ($, thousands)	40	60	100	100	468	4,312	512	210	210

Figure 2: Cerebral Palsy-Spasticity

Year	**'05**	**'06**	**'07**	**'08**	**'09**	**'10**	**'11**	**'12**	**'13**
Preclinical Studies Phase I/Phase II Clinical Trial Phase II/Phase III Clinical Trial Market									
Cost ($, thousands)	40	40	100	100	1,290	468	4,312	512	210

Figure 3: ALS

Year	**'05**	**'06**	**'07**	**'08**	**'09**	**'10**	**'11**	**'12**	**'13**
Preclinical Studies Phase I/Phase II Clinical Trial Phase II/Phase III Clinical Trial Market									
Cost ($, thousands)	50	80	90	1,290	468	4,312	512	210	210

OFFICERS AND DIRECTORS

Name/Position	Age
I. Richard Garr, CEO/President/Director /Acting CFO	52
Karl Johe, Chief Scientific Office/Chairman	45

Richard Garr, JD – Chief Executive Office, Acting Chief Financial Officer, President, Board Director and Co-Founder. Mr. Garr was previously an attorney with Beli, Weil & Jacobs, the B&G Companies, and Circle Management Companies. He has been Neuralstem's President and CEO since it was founded in 1996. Mr. Garr is a graduate of Drew University (1976) and the Columbus School of Law, The Catholic University of America (1979). During his tenure at Neuralstem Mr. Garr has created and negotiated many of the Neural Stem Cell industry's first commercialization agreements including: the first commercially available gene expression data base contract; the first commercially available distribution and marketing agreement for drug discovery; the industry's first commercial license deal for compounds discovered using stem cell technology; as well as all of the documents for the industry's first tissue acquisition regiment resulting in properly consented, commercially applicable fetal tissue derived cell products. Additionally he has been responsible for shepherding through the Company's intellectual property portfolio; negotiating numerous University and Institutional research and intellectual property collaborations and licenses, corporate governance issues, business development, strategic planning, finance, and government relations. Mr. Garr has also served as an advisor on stem cell science to the Democratic Senatorial Campaign Committee, and regularly provides testimony and input to various Governmental and Industry Stem Cell advocacy groups. Additionally, he was a founder and current Board member of the First Star Foundation, a children's charity focused on abused children's issues; a founder of The Starlight Foundation Mid Atlantic chapter, which focuses on helping seriously ill children; and is a past Honorary Chairman of the National Brain Tumor Association.

Karl Johe, Ph.D. – Chief Scientific Officer, Chairman and Co-Founder. Dr. Johe co-founded Neuralstem in 1996 and has over 15 years of research and laboratory experience. As a recognized expert in neural stem cell technology, Dr. Johe is the sole inventor of Neuralstem's granted stem cell patents and is responsible for strategic planning and development of the Company's therapeutic products. Dr. Johe received his Bachelor of Arts Degree in Chemistry from the University of Kansas. Dr. Johe also received a Master's Degree from the University of Kansas and his doctorate was received from the Albert Einstein College of Medicine. From 1993 to January 1997, Dr. Johe served as a Staff Scientist at the Laboratory of Molecular Biology of the National Institute of Neurological Disease and Stroke in Bethesda, Maryland. While holding this position, Dr. Johe conducted research on the isolation of neural stem cells, the elucidation of mechanisms directing cell type specification of CNS stem cells and the establishment of an in vitro model of mammalian neurogenesis.

Dr. Joseph Sinkule – Consultant. Dr. Sinkule has been responsible for the filing of 27 IND's and he will be responsible for the creation and submission of the pre-clinical IND package on behalf of the Company. His contract with the Company calls for monthly cash payments of $10,000 through mid-1006 and contains a non-compete provision which makes his services exclusive to the Company in the neural stem cell therapy area.

At present, the Company has no independent directors.

Compensation and Employment Agreements

On November 1, 2005, Richard Garr and Karl Johe entered into seven (7) year employment agreements with the Company. These agreements expire on November 1, 2012 and include a base salary of $240,000 per year for each officer, plus 300,000 vesting options, with an exercise price of $0.50 per share, for each of them, to an aggregate total, per person, of 1,200,000 options. The agreements have termination provisions which state that if either employee is terminated for any reason other than a voluntary resignation, then all compensation due under the terms of the agreement shall become due and payable immediately. Premature termination could require payment of up to $1,680,000 per employee, plus immediate vesting of all options (1,200,000 shares each). This provision will make the replacement of either of these employees very expensive and could detrimentally effect the Company's ability to engage in future financing activity or entertain merger and acquisition opportunities.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Offering Memorandum, the name and the approximate number of shares of common stock of the Company owned of record or beneficially by each person who owns of record, or is known by the Company to own beneficially, more than five percent (5%) of the Company's common stock, and the name and shareholdings of each officer and director, and of all officers and directors as a group as of the date of this Memorandum and as adjusted to reflect the sale of the securities offered hereby.

Principal Stockholder's Name	Number of Shares Owned	Percentage Prior to Offering (1)	Percentage Following Offering (2)
Stanley Westreich	4,001,114	20.50%	16.32%
Karl Johe	2,084,584	10.68%	8.50%
Merrill Solomon	2,057,097	10.54%	8.39%
Richard Garr	1,810,084	9.27%	7.38%
Regal One Corporation and its Dividendees (3)	1,843,287	9.44%	7.51%
All Officers and Directors as a Group	3,894,668	19.95%	15.88%

(1) Percentage based on a total of 19,520,875 shares issued and outstanding as of November 15, 2005. Neuralstem historically had holders of Common Stock, and, through successive rounds of funding from 2000 to 2003, had designated Series A, B and C Preferred Stock. In 2003 and early 2004, the Company also engaged in a financing where it issued Series C Convertible Notes.

In 2004, the historical capitalization structure was changed when the Series C Note holders converted their Notes to Series C Preferred Stock, which was followed by the agreement and conversion of all other preferred stock holders to common shares. This conversion process was followed by a reverse split of the then-existing common shares. This resulted in a removal of all equity positions other than common stock, and a decrease from in excess of 70 million shares outstanding in mid 2004, to roughly 16 million shares outstanding by mid-2005.

(2) Percentage based on a total of 24,520,875 shares issued and outstanding after the maximum number of Units is sold, but before accounting for any warrant exercises.

(3) These shares are owned by Regal One, which declared a stockholder dividend to its stockholders of record on October 24, 2005, of 800,000 of the 1,843,287 shares Regal currently owns, adding approximately 620 stockholders to the Neuralstem stockholder base. Regal One will retain the remaining 1,043,287 shares for future sale or possible future additional dividends. The dividended shares will be distributed after the registration statement is filed. Of the retained shares, up to 1,000,000 shares are subject to cancellation if the registration statement is not effective within 150 days of its first filing, with Regal forfeiting shares at the rate of 3,000 shares per day for each additional day of delay.

LIMITED LIABILITY OF MANAGEMENT

Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management. The General Corporation Law of Delaware permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. The articles with these exceptions eliminate any personal liability of a Director to the Company or its stockholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its stockholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's by-laws indemnify its Officers and Directors to the full extent permitted by Delaware law. Delaware law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the Company. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor.

Common Stock

The Company's authorized capital stock consists of 82,000,000 shares of Common Stock with a $.001 par value. As of the date of this Offering Memorandum, the Company has outstanding 19,520,875 shares of its Common Stock. The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance pursuant to this Offering (including the shares of Common Stock receivable upon exercise of the warrants underlying the Units). The shares of Common Stock issuable upon completion of the Offering, when issued in accordance with the terms of the Offering, will be fully paid and non-assessable.

Series "A" Warrant issued in this Offering

The Series "A" Warrant has an exercise price of $1.50 per share, protected against dilution, and an exercise period of 5 years from the closing of the Offering (the "Closing"). During this period, if the planned registration statement remains current, should the Company's stock trade on the OTC Bulletin Board (or any superior exchange) at or above $4.00 per share, and in excess of 100,000 shares per day, for a period of 10 consecutive trading days, then, and only then, the Company has the right to redeem the Warrant. This means that the Company can demand that the Warrant holder either exercise the Warrant or forfeit that right, even though the 5-year period may not have elapsed. T.R. Winston and/or the Selling Agents will be entitled to receive a commission on funds raised by the Company from the exercise of the Series "A" Warrants.

Series "B" Warrant issued in this Offering

The Series "B" Warrant has an exercise price of $2.00 per share, protected against dilution, and an exercise period of 5 years from the Closing Date. During this period, and if the planned registration statement remains current, should the Company receive FDA approval for an IND that allows for human clinical testing, and so long as the Company is trading on the OTC Bulletin Board or any superior exchange, then the Company has the right to redeem this Warrant. This means that the Company can demand that the Warrant holder either exercise the Warrant or forfeit that right, even though the 5-year period may not have elapsed. T.R. Winston and/or the Selling Agents will be entitled to receive a commission on funds raised by the Company from the exercise of the Series "B" Warrants.

Outstanding Options to Purchase Common Stock

Option Holder	Number of Options	Exercise Price	Vesting	Expiration
Karl Johe	1,200,000	$0.50/share	300,000 per year over 4 years	10 years from date of grant
Richard Garr	1,200,000	$0.50/share	300,000 per year over 4 years	10 years from date of grant
Stanley Westreich	200,000	$0.50/share	Vested	November 1, 2008
Equity Communications	330,000	$0.50/share	Vested	September 1, 2010
Regal One Corp[(1)]	1,000,000	$0.50/share	Vested	Effective Date of SB-2 Filing
Regal One Corp.	1,000,000	$0.50/share	Vested	9 months after effective registration
Regal One Corp.	1,000,000	$5.00/share	Vested	10 years from date of grant
Thomas Freeman, MD	24,000	$1.00/share	2,000 per month	10 years from date of grant
Merrill Solomon	120,000	$0.50/share	Vested	November 1, 2008

(1) *All of these options were subsequently exercised on December 27 and 28, 2005.*

Placement Agent Warrants

T.R. Winston and any Selling Agent will be entitled to warrants based upon the amount raised in this Offering, resulting in an additional number of outstanding warrants, at 8% of the gross amount, or, at the Maximum Amount of $5,000,000, an additional 800,000 warrants, all having an exercise price of $1.10 per share and an expiration date 5 years after the closing of the Offering. Selling Agents may receive lesser warrant amounts pursuant to agreements with T.R. Winston.

Dividend Policy

Holders of the Company's Common Stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available for distribution. Any such dividends may be paid in cash, property or shares of the Company common stock. The Company has not paid any dividends since its inception, and it is not likely that any dividends on its Common Stock will be declared at any time in the foreseeable future. Any dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial condition of the Company, its capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's Common Stock will be paid in the future.

Shares Eligible for Future Sale

Of the 19,520,875 shares of common stock currently outstanding, all are "restricted securities" as that term is defined under Rule 144 promulgated under the 1933 Act in that such shares were issued and sold by the Company without registration, as private transactions not involving a public offering, or are securities held by affiliates. Although such restricted and affiliated securities are not presently tradeable in any public market which may develop for the common stock, such securities may in the future be publicly sold into any such market, if such a market should develop, in accordance with the provisions of Rule 144. In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Company's stock becomes quoted on NASDAQ or a stock Transfer), the reported average weekly trading volume during the four calendar weeks preceding the sale, provided that at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months is entitled to sell such restricted shares

under Rule 144 without regard to any limitations on the amount. Future sales by current stockholders, especially of substantial amounts, could depress the market prices of the Common Stock in any market that may develop.

Share Subject to "Lock-Up" Treatment

The primary stockholders of the Company, Messrs. Johe, Garr, Westreich and Solomon, have all entered into agreements such that they will be unable to sell their existing shares, without approval of T.R. Winston, for a period of one year from the effective date of the proposed resale registration statement.

SHARES ELIGIBLE FOR REGISTRATION

The Company has agreed to file a registration statement to register some of the existing shares that have been issued and *all* of those shares that will be issued as a result of this Offering. Further, the registration will include:

- 1,272,000 shares from a prior offering;
- shares issuable upon the exercise of the Series "A" and the Series "B" Warrants;
- shares issuable upon exercise of the warrants to be issued to T.R. Winston and any Selling Agent;
- 800,000 of the shares issued to Regal One, of which 500,000 are to be distributed as a dividend to Regal One stockholders;
- 330,000 shares issuable upon the exercise of an option held by Equity Communications, the Company's public relations firm; and
- 2,000,000 shares that could be issued if certain options granted to Regal One are exercised, of which 1,000,000 were exercised in December, 2005.

This registration is to be filed within 30 days of the final closing of this Offering, and is required to be effective within 150 days of the initial filing date.

CONDUCT OF THE OFFERING

This Offering is for a Minimum Amount of $3,500,000 and a Maximum Amount of $5,000,000 in Units of Neuralstem, Inc. Each Unit is composed of 1 share of the common stock of Neuralstem, 1/2 "A" Warrant for the purchase of a share of common stock of Neuralstem at an exercise price of $1.50 per share, and 1/2 "B' Warrant for the purchase of a share of common stock at a price of $2.00 per share. Each warrant is exercisable for a period of 5 years from the date of purchase.

The Company and T.R. Winston reserve the right, in their respective sole discretions, to reject any potential subscriber and to limit the number of Units acquired by any subscriber. The officers and directors of the Company may subscribe for Units on the same terms and conditions as other investors.

Sales of the Units offered by this Memorandum shall be made on a "best-efforts"/mini-max basis. All investment funds will be held in escrow with Signature Bank pending the raising of the Minimum Amount. To the extent that less than the Maximum Amount is raised at the first closing of the Offering, the Company and T.R. Winston shall have the right to conduct additional Offering closings until the earlier to occur of: (i) the time that the Maximum Amount is raised, (ii) February 28, 2006 or (iii) the termination of the Offering. The Offering period will commence on December 30, 2005, and will terminate on February 28, 2006 unless extended for an additional period of thirty (30) days by the Company.

All Offering and organization expenses, except attorney's fees, but including accountant's fees, printing costs and expenses will be subtracted from the proceeds of the Offering.

Plan of Distribution

Through T.R. Winston, as Neuralstem's lead placement agent, and selected Selling Agents, the Company is offering up to $5,000,000 of Units solely to "accredited investors" as defined under Rule 501(a) of Regulation D promulgated under the 1933 Act. The Company may, at its sole discretion, increase or decrease the size of this Offering. Specific terms will be set forth definitively in a Subscription Agreement and related documents to be agreed upon between the Company and the purchasers of the Common Stock. The Company and T.R. Winston have entered into a Placement Agent Agreement which governs the conduct of the Offering.

A family trust for a principal of T.R. Winston purchased 100,000 shares in the Company's September 2005 private placement, at $0.50 per share, and Guy G. Clemente, the Director of Investment Banking of S.W. Bach & Company, a Selling Agent in this Offering, also purchased 100,000 shares at $0.50 in the Company's September 2005 private placement.

Expiration Date

The Offering will expire (the "Expiration Date") on the earlier of: February 28, 2006 or when the entire Maximum Amount is subscribed for (unless the Company and T.R. Winston, at their option, extend the Offering period for a period of 30 days).

Right to Reject
The Company and T.R. Winston reserve the right to withdraw this offer at any time or to reject any subscription in its sole discretion for any reason whatsoever prior to acceptance. Upon acceptance, funds for such subscription will be promptly deposited by the Company.

Escrow

All proceeds from the Offering will be paid into an escrow account established at Signature Bank until the Minimum Amount of $3,500,000 is achieved, and an initial closing of the Offering is consummated, at which point the proceeds, net of commissions, will be delivered to the Company. Until the Maximum Amount is reached or the Offering is terminated, the Company and T.R. Winston may conduct multiple closings of the Offering. S.W. Bach & Company has been retained by T.R. Winston to act as a selected dealer in the Offering..

Subscription Procedures

Persons may subscribe for the Units by filling in and signing the Subscription Agreement and other execution documents included with that agreement and delivering them to the Company prior to the Expiration Date as defined above. Certificates representing the shares and warrants included in the Units will be issued as soon as practicable after the subscription is accepted by the Company, and after review of the subscription materials.

The minimum purchase required by each investor is $100,000. However, the Company reserves the right, at its discretion, to waive such minimum investment requirement, and further reserves the right to reject any subscription for any reason. Any qualified offeree who decides to purchase Units should deliver to the Company the following items:

1. An executed Subscription Agreement and Confidential Purchaser Questionnaire, with all blanks properly completed;

2. Cash, check, or certified funds payable to "Neuralstem, Inc. Escrow Account" Funds may be wired according to directions provided in the Subscription Agreement.

3. A completed and executed Form W-9, if applicable.

The purchase price per Unit is exclusive of any costs incurred by an offeree for personal, legal, tax, or

financial advice, including fees, if any, paid to his purchaser representative. Payment of all such fees shall be the sole responsibility of the investor.

All of the items listed above must be delivered to T.R. Winston & Company, LLC, at 1999 Avenue of the Stars, Los Angeles, California 90067 (fax number and e-mail address can be provided on request), or delivered as otherwise instructed in writing by an officer of the Company.

The Subscription Agreements will not be revocable by the subscriber and unless the subscription is rejected or the Offering is withdrawn, the subscriber will become an investing shareholder of the Company. Subscriptions may be rejected for failure to conform to the requirements of the Offering, insufficient documentation, oversubscription to the Offering, or such other reason(s) as the Company in its sole discretion may determine.

LEGAL PROCEEDINGS

To the knowledge of the officers and directors of the Company, neither the Company nor any of its officers or directors is a party to any material legal proceeding or litigation and such person know of no material legal proceeding or litigation contemplated or threatened, other than a dispute with Array Biopharma, which the Company believes will be amicably settled for sums already included in the "payables" section of the financial statements included as part of this Memorandum. Management believes that this dispute will have no material impact on the Company. There are no judgments against the Company or its officers or directors. None of the officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

IMPORTANT FACTORS AND ASSUMPTIONS REGARDING FORWARD- STATEMENTS

These cautionary statements are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA. Investors are cautioned that the Company" may, in discussions of its future plans, objectives, and expected performance in periodic reports filed by the Company with the Securities and Exchange Commission (or documents incorporated by reference therein) and in written and oral presentations made by the Company, include projections or other forward-looking statements within the meaning of Section 27a of the 1933 Act or Section 21e of the 1934 Act. Such projections are by their nature inherently uncertain and are subject to, among other matters, the issues addressed in the Risk Factors section of this Memorandum. In all cases, there can be no assurance that such assumptions will prove correct or that projected events will occur, and actual results could differ materially from those projected.

ADDITIONAL INFORMATION

The Company undertakes, to the extent possible, to make available to every investor or his Professional Representative or Advisor, during the course of this transaction and prior to sale, the opportunity to ask questions of and receive answers from the Company or any person acting on its behalf relating to the terms and conditions of this Offering, and to obtain any additional information necessary to verify the accuracy of the information made available to such investor or his or her representative.

Prior to making an investment decision respecting the securities described in this memorandum, a prospective investor should carefully review and consider this entire Memorandum and Exhibits. Prospective stockholders are urged to make arrangements with the Company to inspect any books, records, contracts or instruments referred to in this Memorandum and other data relating thereto. The Company is prepared to furnish, upon request, a sample copy of the forms of any documents referenced in this Memorandum or any other matter relating to the securities described herein, so that the investors and their advisors if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision. Further, information and materials concerning the company will be made available to prospective stockholders at a mutually convenient location at any reasonable hour after any reasonable notice.

NEURALSTEM, INC.

CONTENTS

George Brenner, CPA

A Professional Corporation

10680 W. PICO BOULEVARD, SUITE 260

LOS ANGELES, CALIFORNIA 90064

310/202-6445 – Fax 310/202-6494

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Neuralstem, Inc.
Rockville, Maryland

I have audited the accompanying balance sheets of Neuralstem, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neuralstem, Inc. as of December 31, 2004 and 2003 and the results of its operations, stockholders' deficit and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GEORGE BRENNER, CPA
Los Angeles, California
December 27, 2005

NEURALSTEM, INC.

BALANCE SHEETS

	December 31, 2004	December 31, 2003
ASSETS		
CURRENT ASSETS		
Cash	$ 39,054	$ 968
Accounts receivable – other	-	19,688
Prepaid expenses and other current assets	-	52,193
Total current assets	39,054	72,849
Property and equipment, net	61,069	1,158,445
Note receivable from related party	71,314	67,081
Other assets	15,980	28,575
Total assets	187,417	1,326,950
LIABILITIES AND STOCKHOLDERS' DEFICIT		
CURRENT LIABILITIES		
Notes payable to bank including accrued interest	$ 118,000	$ 165,568
Accounts payable and accrued expenses	683,118	600,377
Deferred compensation	202,620	428,736
Total current liabilities	1,003,738	1,194,681
Notes payable, stockholder	60,000	40,000
Notes payable convertible to Series C preferred stock, net of Unamortized beneficial conversion features of $0 and 214,134	-	396,882
Total liabilities	1,063,738	1,631,563
STOCKHOLDERS' DEFICIT		
Preferred stock: $0.01 par value; authorized 7,000,000 shares; issued and outstanding 6,254,402 and 2,272,177 shares at December 31, 2004 and 2003, respectively	$ 62,544	$ 22,722
Common stock: $0.01 par value; authorized 20,000,000 shares; issued and outstanding: 2,016,586 shares at December 31, 2004 and 2003	20,166	20,166
Additional paid in capital	25,184,463	23,691,569
Notes receivable from stockholders	(55,342)	(52,915)
Accumulated deficit	(26,088,152)	(23,986,155)
Total stockholders' deficit	(876,321)	(304,613)
Total liabilities and stockholders' deficit	$ 187,417	$ 1,326,951

See Accompanying Notes to Financial Statements.

NEURALSTEM, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2004	2003
Revenues	$ 125,457	$ 898,647
General, selling and administrative expenses		
Operating expenses	1,043,718	1,492,494
Research and development	95,319	3,243,212
	1,139,037	4,735,706
Operating loss	(1,013,580)	(3,837,059)
Nonoperating income (expense)		
Interest	6,660	18,938
Other income	2,702	-
Loss on sale of assets	(842,719)	(317,076)
Interest expense	(255,060)	(44,634)
Net loss	$ (2,101,997)	$ (4,179,831)
Net loss per share, basic	$ (1.04)	$ (2.07)
Average number of shares of common stock outstanding	2,016,586	2,016,586

See Accompanying Notes to Financial Statements.

NEURALSTEM, INC.

STATEMENTS OF STOCKHOLDER'S DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In Capital	Notes Receivable from Stockholders	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount				
Balance, December 31, 2002	1,767,483	$ 17,675	2,016,586	$ 20,166	$ 22,688,204	$ (50,488)	$ (19,806,324)	$ $2,869,233
Issuance of convertible preferred stock	504,694	5,047	-	-	802,464	-	-	807,511
Share issuance expenses					(27,506)	-	-	(27,506)
Beneficial conversion feature of convertible notes payable	-	-	-	-	224,712	-	-	224,712
Stock compensation expense	-	-	-	-	3,695	-	-	3,695
Interest on notes receivable from stockholders	-	-	-	-	-	(2,427)	-	(2,427)
Net loss, December 31, 2003				-	-	-	(4,179,831)	(4,179,831)
Balance, December 31, 2003	2,272,177	$ 22,722	2,016,586	$ 20,166	$ 23,691,569	$ (52,915)	$ (23,986,155)	$ (304,613)
Beneficial conversion feature of convertible notes payable	-	-	-	-	6,207	-	-	6,207
Conversion of convertible notes payable	3,982,225	39,822	-	-	1,486,687	-	-	1,526,509
Interest on notes receivable from stockholders	-	-	-	-	-	(2,427)	-	(2,427)
Net loss, December 31, 2004	-	-	-	-	-	-	(2,101,997)	(2,101,997)
Balance, December 31, 2004	6,254,402	$ 62,544	2,016,586	$ 20,166	$ 25,184,463	$ (55,342)	$ (26,088,152)	$ (876,321)

See Accompanying Notes to Financial Statements.

NEURALSTEM, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2004	2003
Cash Flows From Operating Activities		
Net loss	$ (2,101,997)	$ (4,179,831)
Adjustments to reconcile net loss to cash used in operating activities:		
Depreciation and amortization	155,555	491,441
Loss on disposition of assets	842,719	317,076
Non-cash interest on notes payable related party	(2,427)	(2,427)
Interest amortization of beneficial conversion feature	220,341	10,578
Stock compensation expense	-	3,695
Changes in assets and liabilities		
Interest receivable related party	(4,233)	(3,594)
Accounts receivable	19,688	649,851
Prepaid expenses	52,193	120,947
Other assets	10,840	65,866
Accounts payable and accrued expenses	82,741	67,416
Deferred compensation	253,871	281,077
Accrued interest on convertible notes	34,506	6,016
Deferred rent	-	(134,339)
Net cash used in operating activities	(436,203)	(2,306,228)
Cash Flows From Investing Activities		
Purchase of property and equipment	-	
Proceeds from sale of property and equipment	100,857	177,282
Reduction of restricted cash	-	866,117
Net cash provided by investing activities	100,857	1,043,399
Cash Flows From Financing Activities		
Issuance of preferred stock	-	780,005
Proceeds from notes payable	60,000	-
Proceeds from convertible notes payable	361,000	605,000
Payments on notes payable	(47,568)	(336,015)
Net cash provided by financing activities	373,432	1,048,990
Net increase (decrease) in cash	38,086	(213,839)
Cash, beginning of period	968	214,807
Cash, end of period	$ 39,054	$ 968
Supplemental Information		
Beneficial conversion feature on issuance of debt	$ 6,207	$ 224,712
Preferred Stock issued for debt	$ 479,987	$ -
Conversion of notes payable to preferred stock	$ 1,526,509	$ -
Conversion of note payable to convertible note payable	$ 40,000	$ -

See Accompanying Notes to Financial Statements.

Note 1. Nature of Business and Significant Accounting Policies

Nature of business:

Neuralstem, Inc. ("Company") is a biopharmaceuticals company that is utilizing its proprietary human neural stem cell technology to create a comprehensive platform for the treatment of central nervous system diseases. The Company will commercialize this technology as a tool for use in the next generation of small-molecule drug discovery and to create cell therapy biotherapeutics to treat central nervous system diseases for which there are no cures. The Company was founded in 1996 and currently occupies lab and office space in Gaithersburg, Maryland.

Inherent in the Company's business are various risks and uncertainties, including its limited operating history, the fact that Neuralstem's technologies are new and may not allow the Company or its customers to develop commercial products, regulatory requirements associated with drug development efforts and the intense competition in the genomics industry. The Company's success depends, in part, upon successfully raising additional capital, prospective product development efforts, the acceptance of the Company's solutions by the marketplace, and approval of the Company's solutions by various governmental agencies.

The Company has incurred cumulative losses of approximately $26,000,000 since inception and reported a net loss of approximately $2,016,000 for the year ended December 31, 2004. In order to further its research and develop its products, the Company will require additional financing until such time that revenue streams are of sufficient volume to generate positive cash flow from operations. Possible sources of funds are strategic alliances, additional equity offerings, grants and contracts, and research and development funding from third parties. Management intends to raise additional capital and remains committed to taking all appropriate and necessary actions to effect timely cost reductions and cash preservation measures in the event anticipated revenue and cash flow expectations are not substantially met.

Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred, and continues to incur, significant losses from operations. In addition, the Company needs to raise additional capital to continue its business operations. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to recoverability and classification of assets of the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to continue as a going concern is dependent on its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing, and to ultimately obtain profitability. There is no assurance that the Company will raise capital sufficient to enable the Company to continue its operations for the next twelve months. See Note 9, Subsequent Events, regarding the Company's plans to raise capital to continue as a going concern.

Note 1. Nature of Business and Significant Accounting Policies (continued)

In the event the Company is unable to successfully raise additional capital, it is unlikely that it will have sufficient cash flows and liquidity to finance its business operations as currently contemplated. Accordingly, in the event additional financing is not obtained, the Company will likely reduce general and administrative expenses and delay research and development projects until it is able to obtain sufficient financing to do so.

A summary of the Company's significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2004 and December 31, 2003.

Property and Equipment

Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives ranging from three to seven years. Expenditures for maintenance and repairs are charged to operations as incurred.

Recoverability of Long-Lived Assets and Identifiable Intangible Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their estimated fair values. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Fair Value of Financial Instruments

The fair values of financial instruments are estimated based on market rates based upon certain market assumptions and information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and notes payable. Fair values were assumed to approximate carrying values for cash and payables due to the short-term nature or that they are payable on demand.

Revenue Recognition

To date, revenue has been derived primarily from providing treated samples for gene expression data from stem cell experiments to a single customer of $0 and $786,000 in 2004 and 2003, respectively; and from providing services under a federal grant program sponsored by the Defense Advanced Research Projects Agency (DARPA) $125,000 and $70,000 in 2004 and 2003, respectively. Revenue is recognized when there is persuasive evidence that an arrangement exists, delivery of goods and services has occurred, the price is fixed and determinable, and collection is reasonably assured. Allowances are established for estimated uncollectible amounts, product returns, and discounts.

Research and Development

Research and development costs are charged to operations when incurred.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 *"Accounting for Income Taxes."* A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Stock – Based Compensation

The Company recognizes expense for stock-based compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, *"Accounting for Stock Issued to Employees,"* and related Interpretations. Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. The Company accounts for equity instruments issued to non-employees in accordance with EITF 96-18, *"Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Good or Services."* Accordingly, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed.

Comprehensive Loss

Statement of Financial Accounting Standard (SFAS) No. 130 *"Reporting Comprehensive Income,"* requires the presentation of comprehensive income or loss and its components as part of the financial statements. For the years ended December 31, 2004 and 2003, the Company's net loss reflects comprehensive loss and, accordingly, no additional disclosure is required.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of

Accounting Research Bulletin No. 43, Chapter 4" ("SFAS No. 151"). SFAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recorded as current period charges and that the allocation of fixed production overheads to inventory be based on the normal capacity of the production facilities. SFAS No. 151 becomes effective for our Company on January 1, 2006. The Company does not believe that the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. On April 14, 2005, the Securities and Exchange Commission issued an announcement amending the compliance dates for the FASB's SFAS 123R that addresses accounting for equity based compensation arrangements. Under SFAS 123R registrants would have been required to implement the standard as of the beginning of the first interim or annual period that begins after June 15, 2005. The Commission's new rule will allow companies to implement SFAS 123R at the beginning of the next fiscal year after June 15, 2005. The Company anticipates adopting SFAS 123R in the first quarter 2006. The Company does not believe that the adoption of SFAS No. 123R will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, "Accounting for Nonmonetary Transactions," provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 became effective for our Company as of July 1, 2005. The Company will apply the requirements of SFAS No. 153 on any future nonmonetary exchange transactions.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 "Accounting for Conditional Asset Retirement Obligations—an Interpretation of FASB Statement No. 143" ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective for us no later than December 31, 2005. We do not expect that the adoption of FIN No. 47 will have a material impact on our financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for our Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

Note 2. Stockholders' Deficit

Common stock

The authorized stock of the Company consists of 7,000,000 shares of preferred stock with a par value of $0.01 and 20,000,000 shares of common stock with par value of $0.01. The preferred stock is divided into A, B, and C Series.

In September 2005, the Company approved a reverse stock split, where three (3) shares of common stock were issued for every ten (10) shares of common stock previously owned. The prior information has been adjusted to reflect the reverse stock split. In conjunction with the conversion of the preferred stock, the Company amended the Articles of Incorporation to authorize 75,000,000 shares of common stock, without reauthorization of the preferred shares.

Preferred Series A & B Stock

The Company issued 1,047,588 shares of Series A Preferred Stock and 719,895 shares of Series B Preferred Stock as of December 31, 2004 and 2003. The holders of the Series A and B Preferred Stock are entitled to noncumulative dividends of 8% per annum, on the original issue price of $7.64 per share, when and if declared by the board of directors. The preferred stockholders have a liquidation preference above all other classes of stock equal to $7.64 per share plus all declared and unpaid dividends. The liquidation price per share is subject to adjustment for certain dilutive events, as defined.

At any time, a preferred stockholder has the option to convert their shares into an equal number of shares of common stock. The conversion rate is subject to adjustment for certain dilutive events, as defined. Shares of Series A & B Preferred Stock automatically converts into common stock upon the closing of an underwritten public offering in which the Company's per share price is at least $3.00 and the gross proceeds to the Company exceed $7.5 million or upon the election of a majority of the preferred stockholders. The Company has reserved 1,767,483 shares of common stock for the potential conversion of the Series A & B Preferred Stock.

The preferred stockholders are entitled to the number of votes that equals the number of shares of common stock into which such shares could be converted, as defined. The vote or written consent of the majority of the preferred stockholders is required to (i) effect of validate a change in the authorized number of shares of preferred; (ii) a redeem, repurchase, pay dividends or make any other distribution to common stockholders; or (iii) effect any action resulting in the payment or declaration of dividends on any class of stock.

Preferred Series C Shares

During 2003, the Company issued 504,694 Series C Preferred Stock at $1.60 per share. Each share of Series C Preferred Stock is convertible to ten shares of common stock. Stock issuance costs of $27,506 were offset against the additional paid in capital from the sale of stock.

On October 6, 2003, the Company issued "Option Promissory Notes" (Notes) totaling $605,000. The Notes are convertible to Series C Preferred Stock at the same terms and conditions as the Series C Preferred Stock outstanding on the effective date of the Notes, at any time before the

Due Date, in lieu of cash repayment. The current terms are to convert the Notes at $1.60 per share of Series C Preferred Stock.

Note 2. Stockholders' Deficit (continued)

Preferred shares were allocated as follows:

	2004	2003
Series A	1,047,588	1,047,588
Series B	719,895	719,895
Series C	4,486,919	504,694
	6,254,402	2,272,177

Additionally, the Notes granted the holder the option to acquire their *pro rata* share, based on the principal balance of the Note as a percentage of the Aggregate Note, if any, of up to $5 million of equity in Neuralstem, Inc. under the same terms and conditions as the Series C Preferred Stock on or before October 6, 2008 (the Option). The price per share of the equity to be purchased under the Option shall increase by 10% on every six month anniversary starting after April 6, 2004. The option may be exercised in whole or in part at any time during the period between the date of the Note and the expiration date of the Option at the Holder's discretion. The options were valued using the Black-Scholes model for option valuation. The $5 million of equity equates to 3,125,000 shares of Series C Preferred Stock. A beneficial conversion feature of the Notes of $224,712 was recorded to additional paid in capital on October 6, 2003. Interest expense of $10,577 was recorded for the period ended December 31, 2003. The entire beneficial conversion feature was expensed as interest expense in November 2004, as the convertible debt was converted to Preferred Series C shares.

In October 2004, the Company issued additional Notes to officers of the Company in lieu of $479,988 in accrued salary and consulting fees. The new Notes had the same terms and conditions and Options as the Notes issued in 2003. The Options for the Notes issued in 2004 were also valued using the Black-Scholes model. The pro-rata portion of the $5 million, 1,093,480 shares of the 3,125,000 are allocated to the new Notes. The beneficial conversion feature allocated to these Notes recorded $6,207 to additional paid in capital on October 25, 2004. This conversion feature was converted to interest expense in November 2004, as the convertible debt was converted to Preferred Series C shares.

In November 2004, the Board of Directors approved the conversion of all Notes to Series C Preferred Stock. In consideration of monthly accrued interest on the Notes, the Company agreed to issue the shares offered in the option, without consideration. A total of 3,982,225 shares of Series C Preferred Stock were issued in the conversion of the Notes and the Options.

Stock Options

In 1997, the Company adopted a stock incentive plan (the Plan) to provide for the granting of stock awards, such as stock options and restricted common stock to employees, directors and other individuals as determined by the Board of Directors. The Company reserved 2.7 million shares of common stock for issuance under the Plan. At December 31, 2002 816,084 options were outstanding with 216,040 options exercisable. During 2003, the Company reduced operations and terminated employment with all employees. The Plan was discontinued, terminating all options outstanding.

Note 2. Stockholders' Deficit (continued)

Stock Warrants

Warrants to purchase common stock were issued to certain stockholders and consultants. The Company has reserved 120,000 shares of common stock for the potential exercise of stock warrants. The following table summarizes information about stock warrants at December 31, 2004 and 2003:

Exercise Price	Outstanding Warrants	Expiration Date
$9.55	20,000	None
$10.00	100,000	March 9, 2006

Notes from Stockholders

The aggregate principal amount of notes due from stockholders was $51,100 and the notes bear interest at 4.75% per annum. The notes are due in 2006, with the exception of one agreement, which provides for repayment via the application of payments due in 2002 and 2003 under a severance agreement. Interest income of $2,427 has been accrued to the note in 2003 and 2004.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, "*Earnings Per Share.*" The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Note 2. Note Receivable

The Company agreed to a five (5) year note receivable with certain board members and officers in October 1998 for $50,000 with interest accruing at 5.5%, compounded quarterly. The board of directors extended the note for another five (5) years through September 30, 2008.

Note 3. Property and Equipment

The major classes of property and equipment consist of the following:

	2004	2003
Furniture and fixtures	$ -	$ 340,978
Computers and office equipment	300,053	460,646
Lab equipment	507,836	1,297,813
Leasehold improvements	-	591,350
	$ 807,889	$ 2,690,787
Less accumulated depreciation and amortization	(746,820)	(1,532,342)
Property and equipment, net	$ 61,069	$ 1,158,445

Depreciation expense for the years ended December 31, 2004 and 2003 was $153,800 and $490,004, respectively.

Note 4. Intangible Assets

The Company holds patents related to its stem cell research. Patent filing costs were capitalized and are being amortized over the life of the patents. The company has determined that the intangibles purchased have a seventeen year useful life. The provisions of SFAS No. 142 *"Goodwill and Other Intangible Assets"* require the completion of an annual impairment test with any impairments recognized in current earnings. The Company determined that no impairment to the assigned values had occurred. The Company's intangible assets and accumulated amortization consisted of the following at December 31, 2004 and 2003:

	2004		2003	
	Gross	Accumulated Amortization	Gross	Accumulated Amortization
Patent filing fees	$ 24,796	$ (8,816)	$ 24,796	$ (7,061)

Amortization expense for the years ended December 31, 2004 and 2003 was $1,755 and $1,436, respectively.

Note 5. Note payable

As described in Note 2, on October 6, 2003, the Company issued "Option Promissory Notes" (Notes) totaling $605,000, convertible to Series C Preferred Stock. The Notes carry a stated interest rate of 5%, payable quarterly beginning January 1, 2004. Fifty percent of the principal was due on October 3, 2004 and fifty percent due on October 3, 2005. The shares were converted to Series C Preferred Stock in November 2004, without payments of principal or interest on the Notes.

In November 2001, the Company entered into an agreement with a bank to borrow $625,000. The note was renegotiated in May 2002 to require principal payments of $25,000 per month beginning August 2002 and to accrue interest at the prime rate plus 1.5% with the balance of principal and accrued interest due on December 9, 2002. The note was renegotiated in December 2002 to require principal payments of $25,000 per month through February 2003, increasing to $40,000 per month starting March 2003, and to accrue interest at the prime rate plus 1.5% with the balance of principal and accrued interest due on June 20, 2003. Substantially all of the Company's assets provide collateral for the borrowings.

Notes payable at December 31, 2004 and 2003 are as follows:

	2004	2003
Convertible notes payable at 5% interest due monthly, due October 6, 2005	$ -	$ 611,016
Beneficial conversion feature	$ -	$ (214,134)
	$ -	$ 396,882

Note payable to Bank, interest at prime rate plus $1.5%, due June 20, 2003, collateralized by all assets of the Company and guaranteed by an officer of the Company	$ 118,000	$ 165,568
Note payable, stockholder	$ 60,000	$ 40,000

Interest is accrued on convertible notes payable at December 31, 2004 and 2003 of $0 and $6,017, respectively.

Note 6. Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The tax effects of significant temporary differences representing deferred tax assets for December 31, 2004 and 2003 are as follows:

	2004	2003
Deferred tax assets:		
Net operating loss carryforward	$ 8,118,339	$ 7,501,616
Research and development	361,860	361,860
Start-up costs	8,368	10,460
Depreciation	30,092	29,325
Stock Compensation Expense	425,659	257,664
Deferred liabilities	47,532	173,691
Other	139,003	60,539
Deferred tax liabilities	9,130,853	8,395,155
Net deferred tax assets	-	-
Valuation allowance	(9,130,853)	(8,395,155)
Net deferred tax asset	$ 0	$ 0

At December 31, 2004, the Company has net operating loss carryforwards of approximately $23.2 million. The Company has also reported certain other tax credits, the benefit of which has been deferred. The Company's NOL carryforwards and credits will begin to expire in the tax year 2012. The timing and manner in which these net operating loss carryforwards and credits may be utilized in any year by the Company will be limited to the Company's ability to generate future earning and also may be limited by certain provision of the U.S. tax code.

Note 7. Commitments and Contingencies

The Company entered into operating lease agreement for laboratory and office spaced in 2000 and 2001. The leases provide for monthly rent of $53,000 with a 3% escalation per annum. In addition, the Company is obligated to pay its pro rata portion of annual operating costs, as

defined, which was $11,700 per month. The leases were to expire in May 2011. The leases were terminated in December 2003.

In January 2004, the Company entered into a new license agreement (lease) for facilities in Montgomery County Maryland. The term of the license agreement is for one (1) year from January 1, 2004 through December 31, 2004. The Company has an option to request renewal of the license for two (2) additional terms of one year each.

The monthly payments for the agreement are for $3,530 per month for the initial term of the agreement. The two renewal terms have monthly payments of $3,883 and $4,271, respectively.

Note 8. Subsequent Events

In 2005, the Company exchanged all preferred stock for common stock. The Series A & B preferred stock was exchanged at a rate of one share of common stock for each share of preferred stock. The Series C preferred stock was exchanged at a rate of ten (10) shares of common stock for each share of preferred stock. After conversion of the preferred shares, the Company had 53,681,685 shares of common stock outstanding. Upon the reverse stock split of 3 shares for every 10 shares previously owned, the Company had 16,104,486 shares outstanding.

On September 15, 2005, the Company concluded a private placement which raised $636,000, selling 1,276,000 shares at $0.50 per share. Representatives of the placement agents for this Offering or their affiliates participated in the September financing.

During December 27 and 28, 2005, options outstanding for 1,000,000 shares, at $0.50 per share, were exercised, and the Company received a total of $500,000.

On December 30, 2005, the Company issued a Confidential Private Placement Memorandum. The offering is issued to raise $3,500,000 to $5,000,000 by sale of Units. Each Unit consisted of one share of common stock, ½ "A" Warrant to Purchase A share of Common Stock at $1.50 per share, and ½ 'B" Warrant to Purchase A Share of Common Stock at $2.00 per share.

George Brenner, CPA

A Professional Corporation

10680 W. PICO BOULEVARD, SUITE 260

LOS ANGELES, CALIFORNIA 90064

310/202-6445 – Fax 310/202-6494

Report of Independent Auditor

Board of Directors
Neuralstem, Inc.
Rockville, MD

I have reviewed the accompanying balance sheet of Neuralstem, Inc. as of September 30, 2005, and the related statements of operations and cash flows for the nine-month period then ended in accordance with standards established by the American Institute of Certified Public Accountants. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my review.

A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion on the interim period.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
.

George Brenner, CPA
Los Angeles, California
December 27, 2005

NEURALSTEM, INC.
BALANCE SHEET
September 30, 2005
UNAUDITED

ASSETS	
CURRENT ASSETS	
Cash	$ 501,668
Total current assets	501,668
Property and equipment, net of accumulative depreciation of $1,116,002	25,205
Note receivable from related party	74,297
Other assets	9,638
Total assets	$ 610,808
LIABILITIES AND STOCKHOLDERS' DEFICIT	
CURRENT LIABILITIES	
Notes payable to bank including accrued interest	$ 114,148
Accounts payable and accrued expenses	721,045
Deferred compensation	202,620
Convertible debt including accrued interest	227,405
Common stock payable	561,000
Total current liabilities	1,826,218
Total liabilities	1,826,218
STOCKHOLDERS' DEFICIT	
Preferred stock: $0.01 par value; authorized 7,000,000 shares; issued and outstanding 0	$ 0
Common stock: $0.01 par value; authorized 75,000,000 shares; issued and outstanding: 16,104,486	161,045
Additional paid in capital	25,106,128
Notes receivable from stockholders	(60,197)
Accumulated deficit	(26,422,386)
Total stockholders' deficit	(1,215,410)
Total liabilities and stockholders' deficit	$ 610,808

See Accompanying Notes to Financial Statements and Accountant's Review Report.

NEURALSTEM, INC.
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2005
UNAUDITED

Revenues	$ 213,458
General, selling and administrative expenses	
Operating expenses	545,476
Operating loss	(332,018)
Nonoperating income (expense)	
Interest income	7,838
Interest expense	(10,053)
Net loss	$(334,233)

See Accompanying Notes to Financial Statements and Accountant's Review Report.

NEURALSTEM, INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2005
UNAUDITED

Cash Flows From Operating Activities	
Net Loss	$(334,233)
Adjustments to reconcile net loss to	
cash used in operating activities:	
Depreciation and amortization	38,530
Changes in assets and liabilities	
Note receivable – related party	(2,983)
Note receivable – stockholder	(4,855)
Note payable – bank	(3,852)
Accounts payable and accrued expenses	37,927
Net cash used in operating activities	(269,466)
Cash Flows From Investing Activities	
Purchase of property and equipment	(1,839)
Reduction of patent cost	5,515
Net cash provided by investing activities	3,676
Cash Flows From Financing Activities	
Proceeds from notes payable	167,404
Proceeds from common stock payable	561,000
Net cash provided by financing activities	728,404
Net increase in cash	462,614
Cash beginning of period	39,054
Cash, end of period	$ 501,668

See Accompanying Notes to Financial Statements and Accountant's Review Report.

NEURALSTEM, INC.
NOTES TO FINANCIAL STATEMENT
SEPTEMBER 30, 2005
UNAUDITED

Note 1. Nature of Business and Significant Accounting Policies

Nature of business:

Neuralstem, Inc. ("Company") is a biopharmaceuticals company that is utilizing its proprietary human neural stem cell technology to create a comprehensive platform for the treatment of central nervous system diseases. The Company will commercialize this technology as a tool for use in the next generation of small-molecule drug discovery and to create cell therapy biotherapeutics to treat central nervous system diseases for which there are no cures. The Company was founded in 1996 and currently occupies lab and office space in Gaithersburg, Maryland.

Inherent in the Company's business are various risks and uncertainties, including its limited operating history, the fact that Neuralstem's technologies are new and may not allow the Company or its customers to develop commercial products, regulatory requirements associated with drug development efforts and the intense competition in the genomics industry. The Company's success depends, in part, upon successfully raising additional capital, prospective product development efforts, the acceptance of the Company's solutions by the marketplace, and approval of the Company's solutions by various governmental agencies.

The Company has incurred cumulative losses of approximately $26,200,000 since inception and reported a net loss of approximately $334,000 for the nine months ended September 30, 2004. In order to further its research and develop its products, the Company will require additional financing until such time that revenue streams are of sufficient volume to generate positive cash flow from operations. Possible sources of funds are strategic alliances, additional equity offerings, grants and contracts, and research and development funding from third parties. Management intends to raise additional capital and remains committed to taking all appropriate and necessary actions to effect timely cost reductions and cash preservation measures in the event anticipated revenue and cash flow expectations are not substantially met.

Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred, and continues to incur, significant losses from operations. In addition, the Company needs to raise additional capital to continue its business operations. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to recoverability and classification of assets of the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to continue as a going concern is dependent on its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing, and to ultimately obtain profitability. There is no assurance that the Company will raise capital sufficient to enable the

Note 1. Nature of Business and Significant Accounting Policies (continued)

Company to continue its operations for the next twelve months. See Note 8, Subsequent Events, regarding the Company's plans to raise capital to continue as a going concern.

In the event the Company is unable to successfully raise additional capital, it is unlikely that it will have sufficient cash flows and liquidity to finance its business operations as currently contemplated. Accordingly, in the event additional financing is not obtained, the Company will likely reduce general and administrative expenses and delay research and development projects until it is able to obtain sufficient financing to do so.

A summary of the Company's significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2005.

Property and Equipment

Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives ranging from three to seven years. Expenditures for maintenance and repairs are charged to operations as incurred.

Recoverability of Long-Lived Assets and Identifiable Intangible Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their estimated fair values. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Note 1. Nature of Business and Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The fair values of financial instruments are estimated based on market rates based upon certain market assumptions and information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and notes payable. Fair values were assumed to approximate carrying values for cash and payables due to the short-term nature or that they are payable on demand.

Revenue Recognition

Revenue is recognized when there is persuasive evidence that an arrangement exists, delivery of goods and services has occurred, the price is fixed and determinable, and collection is reasonably assured. Allowances are established for estimated uncollectible amounts, product returns, and discounts.

Research and Development

Research and development costs are charged to operations when incurred.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Stock – Based Compensation

The Company recognizes expense for stock-based compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. The Company accounts for equity instruments issued to non-employees in accordance with EITF 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Good or Services." Accordingly, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed.

Note 1. Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4" ("SFAS No. 151"). SFAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recorded as current period charges and that the allocation of fixed production overheads to inventory be based on the normal capacity of the production facilities. SFAS No. 151 becomes effective for our Company on January 1, 2006. The Company does not believe that the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. On April 14, 2005, the Securities and Exchange Commission issued an announcement amending the compliance dates for the FASB's SFAS 123R that addresses accounting for equity based compensation arrangements. Under SFAS 123R registrants would have been required to implement the standard as of the beginning of the first interim or annual period that begins after June 15, 2005. The Commission's new rule will allow companies to implement SFAS 123R at the beginning of the next fiscal year after June 15, 2005. The Company anticipates adopting SFAS 123R in the first quarter 2006. The Company does not believe that the adoption of SFAS No. 123R will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, "Accounting for Nonmonetary Transactions," provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 became effective for our Company as of July 1, 2005. The Company will apply the requirements of SFAS No. 153 on any future nonmonetary exchange transactions.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 "Accounting for Conditional Asset Retirement Obligations—an Interpretation of FASB Statement No. 143" ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective for us no later than December 31, 2005. We do not expect that the adoption of FIN No. 47 will have a material impact on our financial condition or results of operations.

See Accountant's Review Report.

Note 1. Nature of Business and Significant Accounting Policies (continued)

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for our Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

Note 2. Stockholders' Deficit

Common stock and Common Stock Payable

The authorized stock of the Company consists of 7,000,000 shares of preferred stock with a par value of $0.01 and 75,000,000 shares of common stock with par value of $0.01. The preferred stock is divided into A, B, and C Series.

In 2005, the Company exchanged all preferred stock for common stock. The Series A & B preferred stock was exchanged at a rate of one share of common stock for each share of preferred stock. The Series C preferred stock was exchanged at a rate of ten (10) shares of common stock for each share of preferred stock. After conversion of the preferred shares, the Company had 53,681,685 shares of common stock outstanding. Upon the reverse stock split of 3 shares for every 10 shares previously owned, the Company had 16,104,486 shares outstanding.

In the nine months ended September 30, 2005 $561,000 was received for which common shares had not been issued.

Stock Options

In 1997, the Company adopted a stock incentive plan (the Plan) to provide for the granting of stock awards, such as stock options and restricted common stock to employees, directors and other individuals as determined by the Board of Directors. The Company reserved 2.7 million shares of common stock for issuance under the Plan. At December 31, 2002 816,084 options were outstanding with 216,040 options exercisable. During 2003, the Company reduced operations and terminated employment with all employees. The Plan was discontinued, terminating all options outstanding.

See Accountant's Review Report.

Note 2. Stockholders' Deficit (continued)

Stock Warrants

Warrants to purchase common stock were issued to certain stockholders and consultants. The Company has reserved 120,000 shares of common stock for the potential exercise of stock warrants. The following table summarizes information about stock warrants at September 30, 2005:

Exercise Price	Outstanding Warrants	Expiration Date
$9.55	20,000	None
$10.00	100,000	March 9, 2006

Notes from Stockholders

The aggregate principal amount of notes due from stockholders was $51,100 and the notes bear interest at 4.75% per annum. The notes are due in 2006, with the exception of one agreement, which provides for repayment via the application of payments due in 2002 and 2003 under a severance agreement. Interest income of $9,197 has been accrued to the note through September 30, 2005.

.Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Note 3. Note Receivable

The Company agreed to a five (5) year note receivable with certain board members and officers in October 1998 for $50,000 with interest accruing at 5.5%, compounded quarterly. The board of directors extended the note for another five (5) years through September 30, 2008.

Note 4. Intangible Assets

The Company holds patents related to its stem cell research. Patent filing costs were capitalized and are being amortized over the life of the patents. The company has determined that the intangibles purchased have a seventeen year useful life. The provisions of SFAS No. 142 "Goodwill and Other Intangible Assets" require the completion of an annual impairment test with any impairments recognized in current earnings. The Company determined that no impairment to the assigned values had occurred.

Amortization expense for the period ended September 30, 2005 was $827.

See Accountant's Review Report.

Note 5. Notes Payable

In November 2001, the Company entered into an agreement with a bank to borrow $625,000. The note was renegotiated in May 2002 to require principal payments of $25,000 per month beginning August 2002 and to accrue interest at the prime rate plus 1.5% with the balance of principal and accrued interest due on December 9, 2002. The note was renegotiated in December 2002 to require principal payments of $25,000 per month through February 2003, increasing to $40,000 per month starting March 2003, and to accrue interest at the prime rate plus 1.5% with the balance of principal and accrued interest due on June 20, 2003. Substantially all of the Company's assets provide collateral for the borrowings.

Notes payable at September 30, 2005 are as follows:

	2004
Note payable to Bank, interest at prime rate plus $1.5%, due June 20, 2003, collateralized by all assets of the Company and guaranteed by an officer of the Company	$ 109,000
Note payable, stockholder	$ 222,500

Note 6. Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

At December 31, 2004, the Company has net operating loss carryforwards of approximately $23.5 million. The Company has also reported certain other tax credits, the benefit of which has been deferred. The Company's NOL carryforwards and credits will begin to expire in the tax year 2012. The timing and manner in which these net operating loss carryforwards and credits may be utilized in any year by the Company will be limited to the Company's ability to generate future earning and also may be limited by certain provision of the U.S. tax code.

See Accountant's Review Report.

Note 7. Commitments and Contingencies

In January 2004, the Company entered into a new license agreement (lease) for facilities in Montgomery County Maryland. The term of the license agreement is for one (1) year from January 1, 2004 through December 31, 2004. The Company has an option to request renewal of the license for two (2) additional terms of one year each.

The monthly payments for the agreement are for $3,530 per month for the initial term of the agreement. The two renewal terms have monthly payments of $3,883 and $4,271, respectively.

Note 8. Subsequent Events

On December 30, 2005, the Company issued a Confidential Private Placement Memorandum. The offering is issued to raise $3,500,000 to $5,000,000 by sale of Units. Each Unit consisted of one share of common stock, ½ "A" Warrant to Purchase A share of Common Stock at $1.50 per share, and ½ 'B" Warrant to Purchase A Share of Common Stock at $2.00 per share.

GLOSSARY

Ataxia-telangiectasia: Ataxia-telangiectasia, or "A-T," is a progressive, degenerative disease that affects movement coordination, notably in children, due to destruction of cerebellum.

Cell Transplantation: Therapeutic donor cells are suspended in a saline solution at a desired concentration and injected into a target tissue area such as in the spinal cord or the brain.

Dopaminergic: Pertaining to neurons that release dopamine and to the effects exerted thereby

Efficacy: In clinical trial, the ability for the therapeutic to produce the desired healing effect.

GABA: Gamma-amniobutyric acid.

Glia: Supporting tissue intermingled with the essential elements of nervous tissue especially in the brain, spinal cord, and ganglia.

Hippocampal: Pertaining to the hippocampus. The hippocampus is the part of the brain that stores memory.

Histopathological: Pathological histology.

Immunosupression: The prevention or diminution of the immune response.

In vitro: In an artificial environment (i.e. test tubes).

In vivo: Within a living body, typically animal testing (i.e. mice, rats, dogs, monkeys).

Ischemic Paraplegia: Paralysis of the lower half of the body with involvement of both legs caused by tissue anemia due to obstruction of the inflow of arterial blood.

Karyotypes: The chromosomal characteristics of a cell.

Lysates: The material formed by the lysis (destruction or decomposition) of cells.

Neurogenesis: The development of nerve tissue.

Neuroprotective: Guarding or protecting against neurotoxicity.

Neurotoxicity: The quality of exerting a destructive or poisonous effect upon nervous tissue.

Phenotype: The entire physical, biochemical, and physiological makeup of an individual as determined both genetically and environmentally, as opposed to genotype (the expression of a single gene or gene pair).

Progenitor Cell: The progenitor cell is a committed cell, meaning that it is committed to a particular line of cell growth.

SNPs: Single nucleotide polymorphisms or SNPs (pronounced "snips") are DNA sequence variations that occur when a single nucleotide (A,T,C,or G) in the genome sequence is altered.

Spasticity: Hypertonic, so that the muscles are stiff and the movements awkward; characterized by spasms.

Toxic insults: Chemical that causes bodily injury, irritation, or trauma.

Trypsinization: In order to transfer or pass cells in monolayer culture from one culture vessel to another it is necessary to release cells from the monolayer into suspension so that they can be easily handled by pipetting and

diluting. The procedure of releasing cells from the monolayer is almost always accomplished with purified trypsin, which is called trypsinization.

Tumorigenesis: The production of tumors.

ILLUSTRATIONS

Illustration 1. ISP preclinical histology study 1: long-term survival and neuronal differentiation in ISP rats. Healthy adult rats were rendered paraplegic by surgically inducing ischemia in the lumbar segments of the spinal cord. 7-21 days after the lesioning, the candidate human spinal stem cells were transplanted into L2-L6 segments. The animals were allowed to survive for 7 weeks, after which their spinal cords were analyzed by immunostaining for the human cells. Optimal survival of the cells was seen in the animals grafted at 21 days of the ischemic injury.


A
DH
IM
h NUMA
B
LV
LVI
h NUMA
C
LI-II
LIII-V
LVI
LVII
cc
h MOC
D
LI-II
LIII-V
LVI
cc
LVII
h NSE

(A-C) Distribution of grafted cells (SNPs) in L4 spinal cord segment, 7weeks after transplantation (Preliminary histological study).
(A) Bilateral presence of NUMA positive grafted cells localized in the deep dorsal horn (DH) and in the intermediate zone can be seen. (B) Detail taken from A. In adjacent sections the grafted cells were visualized by human specific antibodies recognizing MOC(neural cell adhesion molecule) and NSE.

Illustration 2. ISP preclinical histology study 2. Varying doses of the candidate human spinal stem cells were transplanted into ischemic rats at 21-days post lesioning. The surviving graft shows ample GABA-producing human

neurons.


A
B
C
D
h NUMA
GABA
h NUMA/ GABA
E
F
G
WM
GM
h NUMA
SYNPh
h NUMA/ SYNPh

A.Schematic drawing of the localization of grafted human neural cells in L4 spinal cord segment, at 7 weeks after implantation. (B) The surviving graft contained a large number of cells positive for NUMA as well as (C) cells expressing GABA neurotransmitter phenotype. (D) Note, that many cells immunoreactive for NUMA colocalize with GABA staining (yellow, arrow). (D1-D3) Higher magnification taken from boxed area in D confirms GABA phenotype of transplanted cells, arrow points to colocalization of h NUMA and GABA in human neural cell. (E-G) Adjacent sections were labeled for antibodies recognizing (E) h nuclei and (F) synaptophysin, note that immunoreactivity for synaptophysin is localized predominantly in the gray matter (GM) and (G) could be clearly be detected also around nuclei of implanted cells (green), which confirms that graft tissue is also associated with functional synaptic vesicles (red)

Illustration 3. ISP preclinical behavior study 1. Total of 9 ischemic animals were transplanted with the candidate human spinal stem cells (SNPs + FK-506). Additional 7 ischemic animals were injected with suspension medium only (Medium + FK-506). The animals were scored weekly for 8 weeks for their motor control (BBB scores). Individual scores are shown. Three animals with BBB score of 18-20 recovered to significant mobility. Three additional animals with BBB score 6-8 regained to moderate mobility. There was no significant benefit in three animals (BBB score of 1-5). The control animals showed no significant motor improvement.

Rat ISP Behavior Study I


SNPs + FK-506
Medium + FK-506
BBB scores
0
2
4
6
8
16
18
20
Pre
2
6
8
Cell transplant
(weeks)

Illustration 4. ISP preclinical behavior study 2. Total of 13 animals were transplanted with the human spinal stem cells (RESPONDERS + NON-RESPONDERS). Additional 6 animals were injected with the medium only (VEHICLE CONTROL). The animals were immune suppressed with 3mg/kg daily and monitored weekly for motor control (BBB score) for 12 weeks. Group averages are shown. Approximately half of the transplanted group showed significant behavior recovery while the remaining half did not. This is due to variability of surgery in rats. There was no significant change in the control group.

Rat ISP Behavior Study II



BBB SCORE
0
1
2
3
4
5
6
7
8
9
RESPONDERS (n=7)
NON-RESPONDERS(n=6)
VEHICLE CONTROLS(n=6)
Pre
1
2
3
4
5
6
7
8
9
10
11
12
SURVIVAL TIME (WEEKS)

Additional Market Information

Abdominal Aortic Aneurysms

Statistics on the prevalence of abdominal aortic aneurysms (AAA) show a growing concern with a growing opportunity for NeuralStem's stem cell technology. Due to the increasing age of individuals and the improvements in diagnostic testing, the incidence of AAA has tripled (Gorski & Ricotta, 1999). It has been noted that 15,000 to 20,000 deaths annually are attributed to AAA, accounting for the tenth leading cause of death in people 55 or older (Gorski & Ricotta; St. Luke, 2004; University of Michigan Health System, 2003). Importantly for the application of the stem cell technology, AAA accounts for over 150,000 hospital admissions annually, with 30,000-40,000 surgical repairs. Also, it is estimated that over 1.5 million individuals currently have an AAA, with 175,000 to 200,000 cases newly diagnosed annually (St. Luke; University of Michigan Health System, UCLA, 2004; Guidant and Medtronic Aneurysm Repair Lawsuits, 2004). An interesting study shedding additional light onto the prevalence of AAA was performed using data obtained from Sweden. The most complete statistics involving the prevalence of AAA in an urban industrialized society is available from Malmo, Sweden, where between the years of 1958 and 1985 an 83% autopsy rate was maintained. This data demonstrates the overall rate of AAA as 0.5% in both males (437/100,000) and females (489/100,000), although studies in the United Kingdom between 1974 and 1984 show a 17% increase in this rate.

The studies and surgery performed at Baylor University College of Medicine DeBakey Department of Surgery under the internationally acclaimed Dr. Joseph Coselli, Chief of the Division of Cardiothoracic Surgery and Professor of Surgery, can be considered representative of facilities specializing in this field. Coselli's expertise is in cardiothoracic and vascular surgery with a specialty in diseases of the aorta, performing over 2,000 aortic aneurysm repairs. Baylor performs over 1600 heart surgeries annually and performed 1773 aneurysm repairs between 1/1996 and 12/2001 (20; 16). Other examples of individual AAA surgery data associated with hospitals recognized for specializing in cardiac care (US News, 2004), is demonstrated in data available from Pennsylvania hospitals, where an average of 1292 abdominal aortic aneurysm repair surgeries were performed annually between 2001 and 2003,

New York Presbyterian Hospital averaging nearly 60 procedures annually between 1990 and 1999 and at The Cleveland Clinic Heart Center performed nearly 50 repairs in 2003 (22; PCH, 2002; New York Presbyterian Hospital, 1999; Cleveland Clinic, 2004).

In addition to aneurysm, aorta dissection repair requires cross clamping of the aorta leading to ischemia. The statistics for aorta dissection show a much lower prevalence, 3.2/100,000 in both male and female populations, with a 10% increase in this rate observed between 1974 and 1984 (16). The individuals associated with both conditions can be classified as high risk when their lifestyle includes smoking and when a history of hypertension and over-weight/obesity exists (1).

Aneurysm and dissection present opportunity for the biotherapeutic application of the Neuralstem human neural stem cell technology. Technological advances have led to accurate diagnosis of aneurysms in patients (16). Individuals that fall within the high-risk categories can be screened and identified well before the situation develops into one that leads to vessel rupture and death. It has been documented that the occurrence frequency of paraplegia falls within 3% to 38% of aneurysm patients (4; 5; 15; 20). This frequency appears somewhat unreliable for use in creating marketing projections until they are qualified. The disparity of the projections is associated with the type of aneurysm. Again using the accepted fact that cross clamping time of >30 minutes leads to paraplegia, a Baylor University study showed that Crawford Type II aneurysms present the greatest threat of paraplegia. Patients with Type II aneurysms showed a rate twice that of Type I patients and nearly seven times that of Type III and Type IV patients (7; 24). Overall, average rates between 4.4% and 11% for all types of aneurysm have been reported (Table 1).

Table 1 – Average Paraplegic Rates

Study – Responsible Party	Time Period	Paraplegia/Patients Ratio	
Washington University (St. Louis, MO)	6/1996 – 6/2001	6/60	10%
University of Pennsylvania	1/2000 – 8/2001	11/99	11%
Baylor University	1/1986 – 12/2001	79/1773	4.5%
Baylor University	2/1991 – 6/1996	23/271	8.5%
Baylor University		56/1220	4.5%
McMaster University	10/1990 – 6/2001	5/121	4.4%
Soc. of Thoracic Surgery	1/1986 – 6/1998	54/1140	4.8%
Intl Soc. of Cardiothoracic Surgery	1986 – 1995	36/660	5.4%

In summary, the average rate of Ischemic Paraplegia from AAA procedures is about 5%.